EXHIBIT 99.3

(Translation)

Securities Code: 6767
December 6, 2016

To the Shareholders:

NOTICE OF EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS

Dear Shareholders:

Please take notice that an extraordinary General Meeting of Shareholders of the Company will be held as described below and you are cordially invited to attend the meeting.

Since voting rights can be exercised in writing even if you are not present at the meeting, please go over the Reference Documents for the General Meeting of Shareholders set forth below and send us by return mail the enclosed voting form indicating your approval or disapproval of the proposition no later than 5:20 p.m. on December 26 (Monday), 2016.

Yours very truly,

Shigeru Moribe,

President and Representative Director

Mitsumi Electric Co., Ltd.

11-2, Tsurumaki 2-chome,

Tama-shi, Tokyo

Description

1.	Date and hour:

December 27 (Tuesday), 2016, 10:00 a.m.

2.	Place:

Keio Plaza Hotel Tama, 3F “Hakuhou-no-ma”

43, Ochiai 1-chome, Tama-shi, Tokyo

3.	Matter forming the object of the meeting:

Matter to be resolved:

Proposition:	Approval of Share Exchange Agreement between the Company and Minebea Co., Ltd.

Please be advised in advance that no gifts will be presented to the shareholders expected to be present at the extraordinary General Meeting of Shareholders.

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In attending the meeting, please present the enclosed voting form to a receptionist at the place of the meeting.

In the event of the revision of any matter in the Reference Documents for the General Meeting of Shareholders, it will be posted on our Internet website (http://www.mitsumi. co.jp).

Of the documents to be attached to the Notice of this extraordinary General Meeting of Shareholders, the matters required to be presented as part of the matters concerning the appropriateness of the consideration for the share exchange (the “Assumptions and Disclaimers Regarding Daiwa Securities’ Fairness Opinion”) and part of the matters to be used as a reference for the consideration for the share exchange (the “Articles of Incorporation of Minebea Co., Ltd.” and the “Financial Statements, etc. of Minebea Co., Ltd.”) are posted on our Internet website (http://www.mitsumi.co.jp) and not included in the documents attached herewith, in accordance as provided for in laws and ordinances and the Articles of Incorporation of the Company.

Reference Documents for the General Meeting of Shareholders

Proposition:	Approval of Share Exchange Agreement between the Company and Minebea Co., Ltd.

The Company and Minebea Co., Ltd. (“Minebea”), at their respective meetings of the board of directors held on March 30, 2016, adopted a resolution to conduct a share exchange by which the Company shall become a wholly-owned subsidiary of Minebea (the “Share Exchange”) to make a business integration (the “Business Integration”), and executed a share exchange agreement (the “Share Exchange Agreement”) as of the same date.

Hence, it is hereby proposed for the approval of the Share Exchange Agreement.

If the proposition is approved, Minebea will become the Company’s wholly-owning parent company as of the effective date (scheduled January 27, 2017) of the Share Exchange. In addition, as the Company will become Minebea’s wholly-owned subsidiary, the Company’s shares is scheduled to be delisted from the first section of Tokyo Stock Exchange, Inc. (the “TSE”) as of January 24, 2017.

I.	Reasons for the Share Exchange

Through the Business Integration, the Company and Minebea will aim to become a genuine solutions company by realizing synergies of integration described below, and will further improve their corporate value as an electro mechanics solutions company.

(i)	Growth and evolution of business portfolio

The two companies will aim for growth by increasing cross-selling, such as the strengthening of customer base through the expansion of sales of the Company’s in-car products into Minebea’s sales channel. The two companies will also aim for strategic evolution of the business portfolio that captures the needs of the IoT era by concentrating resources in the high-end and niche markets as well as combining the Company’s product portfolio comprising input, conversion and control devices, such as switches, sensors and connectors, and Minebea’s product portfolio comprising output devices, such as motors and actuators.

(ii)	Enhancement of cost competitiveness and capacity to generate cash flow by optimizing manufacturing structure and bases

The two companies will aim for enhancement of cost competitiveness and capacity to generate cash flow by achieving lower fixed costs through, among others, significant improvement in productivity by reallocating manufactured goods and by reducing variable costs through the promotion of large-scale and joint procurement of materials and parts, as well as by proceeding with the mutual utilization of each other’s factories and optimization of manufacturing bases of the Company and Minebea.

(iii)	Enhancement of development capabilities and provision of solutions

The two companies will aim for a corporate structure that enhances their development capabilities that enable them to create unique products and provides solutions by gathering both companies’ technological capabilities, such as expansion of Minebea’s smart city business through the application of the Company’s wireless technology, use of the Company’s power source technology in the LED lighting product SALIOT (Smart Adjustable Light for the Internet of Things), utilization of SALIOT as a surveillance camera that employs the Company’s camera module and image processing technology, sharing of both companies’ motor technologies and generation of synergistic effects resulting therefrom, development of PGU (Picture Generation Unit) for the HUD (Head-Up Display) system that utilizes Minebea’s glass technology (J3DD)—such as microoptical element technology and concave mirrors—and the Company’s MEMS and semiconductor technology, and expansion of business to robot-related products and other high-value-added product areas through the application of Minebea’s molds and high-precision processing technology to the Company’s products.

II.	Particulars of share exchange agreement

Upon the approval of the Share Exchange Agreement at this Extraordinary General Meeting of Shareholders, the share exchange by which the Company shall become a wholly-owned subsidiary and Minebea shall become a wholly-owning parent company will be executed as of January 27, 2017.

To be specific, Minebea shall, in exchange for the acquisition of the entire issued shares of the Company as of the effective date of the Share Exchange set forth above, allocate the shares of Minebea (which will change its trade name to MINEBEA MITSUMI Inc. as of the effective date of the Share Exchange set forth above ) to the holders of the shares of the Company. The allocation ratio (share exchange ratio) shall be 0.59 shares of Minebea for each share of the Company.

For details of he Share Exchange, please refer to Exhibit 1 (Share Exchange Agreement) and Exhibit 2 (Memorandum of Understanding for Amendment to the Share Exchange Agreement).

III.	Summary of the contents of the matters listed in Article 184, paragraph 1 (excluding item 5 and item 6) of the Ordinance for Enforcement of the Companies Act

(I)	Matters concerning the appropriateness of the consideration for the share exchange

1.	Matters concerning the appropriateness of the total number or total amount of the consideration for the share exchange

(1)	Details of allotment for the Share Exchange

	Minebea	The Company
Share exchange ratio for the Share Exchange	1	0.59
Number of shares to be delivered through the Share Exchange	47,913,630 shares (planned)

(*1)	Share allotment ratio

0.59 shares of common stock of Minebea will be allotted and delivered for each share of common stock of the Company.

(*2) Number of shares to be delivered through the Share Exchange

Shares of common stock of Minebea: 47,913,630 shares (planned)

The above number of shares of common stock has been calculated based on the total number of issued and outstanding shares (87,498,119 shares) of common stock and the number of treasury stock (6,288,575 shares) of the Company as of December 31, 2015.

In the Share Exchange, Minebea will allot and deliver to the shareholders of the Company immediately before Minebea acquires all of the Company’s issued and outstanding shares (the “Record Time”) the number of shares of common stock of Minebea calculated based on the share exchange ratio for the Share Exchange (the “Share Exchange Ratio”) described in the above table. For the shares to be delivered, Minebea will use its shares of treasury stock, issue new shares or otherwise.

The Company will, at the Record Time, cancel all of its shares of treasury stock (including shares of treasury stock that may be acquired by the Company through a purchase thereof as a result of any request for the purchase from any dissenting shareholder exercised pursuant to Article 785, paragraph 1 of the Companies Act in connection with the Share Exchange) that it holds as of the Record Time, pursuant to the resolution at its meeting of the Board of Directors to be held by the day immediately preceding the effective date of the Share Exchange. The number of shares of common stock of Minebea to be delivered may be revised in the future due to such factors as the number of shares of treasury stock that will have been held by the Company at the Record Time.

(*3)	Treatment of shares constituting less than one unit (less-than-one-unit shares)

It is expected that there will be new shareholders who hold less-than-one-unit shares of Minebea as a result of the Share Exchange. Such less-than-one-unit shares may not be sold on any financial instruments exchange market. Shareholders who will hold less-than-one- unit shares of Minebea may use the following systems on and after the effective date of the Share Exchange:

(i)	System of demanding purchases of less-than-one-unit shares (sale of less-than-one- unit shares)

Shareholders who hold less-than-one-unit shares of Minebea may demand that Minebea purchase such shares pursuant to Article 192, paragraph 1 of the Companies Act.

(ii)	System of further purchases of less-than-one-unit shares (purchases to form one unit or units of shares)

Any shareholder who holds less-than-one-unit shares of Minebea may purchase from Minebea the number of shares needed, together with the number of less-than-one-unit shares held, to constitute one unit (100 shares) pursuant to Article 194, paragraph 1 of the Companies Act and its Articles of Incorporation, unless Minebea does not hold the number of shares of treasury stock to satisfy the request for further purchase.

(*4)	Treatment of any fractional shares

For the current shareholders of the Company who will receive an allotment of fractional shares of common stock of Minebea upon the Share Exchange, Minebea will pay cash to each such shareholders in an amount of value of such fractional shares pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

(2)	Basis for the details of allotment for the Share Exchange, etc.

(i)	Basis and reasons for the allotment

In order to ensure the fairness of the Share Exchange Ratio and other aspects of the Share Exchange as described in “(1) Measures to ensure fairness” under “3. Items applied to prevent the impairment of interests of the shareholders of the wholly-owned subsidiary resulting from share exchange” below, Minebea, appointing Nomura Securities Co., Ltd. (“Nomura Securities”) as a third-party calculation institution and Mori Hamada & Matsumoto as a legal advisor, and the Company, appointing Daiwa Securities Co. Ltd. (“Daiwa Securities”) as a third-party calculation institution and Anderson Mōri & Tomotsune as a legal advisor, commenced deliberations on a full scale.

As described in “(1) Measures to ensure fairness” under “3. Items applied to prevent the impairment of interests of the shareholders of the wholly-owned subsidiary resulting from share exchange” below, after careful discussions and deliberations with reference to the calculation report on the share exchange ratio dated March 30, 2016 received from Nomura Securities as its third-party calculation institution and the legal advice provided by Mori Hamada & Matsumoto as its legal advisor who had no material relationship with either Minebea or the Company, Minebea concluded that the Share Exchange Ratio indicated in “(1) Details of allotment for the Share Exchange” above was appropriate and would not be detrimental to the interests of its shareholders, and that consequently, it was appropriate to consummate the Share Exchange based on the Share Exchange Ratio.

As described in “(1) Measures to ensure fairness” under “3. Items applied to prevent the impairment of interests of the shareholders of the wholly-owned subsidiary resulting from share exchange” below, after careful discussions and deliberations with reference to the calculation report on the share exchange ratio dated March 30, 2016 received from Daiwa Securities as its third-party calculation institution and the legal advice provided by Anderson Mōri & Tomotsune as its legal advisor who had no material relationship with either Minebea or the Company, the Company concluded that the Share Exchange Ratio indicated in “(1) Details of allotment for the Share Exchange” above was appropriate and would not be detrimental to the interests of its shareholders, and that consequently, it was appropriate to consummate the Share Exchange based on the Share Exchange Ratio.

As such, the two companies carefully negotiated and discussed the share exchange ratio, comprehensively taking into account factors such as the market prices of shares, financial position and future prospects of each party, based on the due diligence conducted by each company concerning the other, with each company making reference to the results of calculation and analysis of its third-party calculation institution and the legal advice of its legal advisor. As a result of such negotiations and discussions, each company concluded that the Share Exchange Ratio was appropriate and resolved at a meeting of its board of directors held on March 30, 2016 to execute the Share Exchange Agreement that set forth the Share Exchange Ratio.

(ii)	Matters concerning the calculations

Neither Nomura Securities nor Daiwa Securities are related parties of either Minebea or the Company and have no material relationships requiring disclosure in regards to the Share Exchange.

(iii)	Outline of the calculations

Nomura Securities used an average market price analysis for the calculation with regard to Minebea, as the shares of Minebea are listed on the Tokyo Stock Exchange and a market share price exists. In addition, as there are several comparable listed companies for which comparisons with Minebea are possible and it is possible to infer by analogy the share value through a comparable company analysis, a comparable company analysis was also used in the calculation. Furthermore, in order to take into account the state of future business operations in the assessment, the discount cash flow analysis (the “DCF Analysis”) was also used in the calculation.

With regard to the Company, as the shares of the Company are listed on the Tokyo Stock Exchange and a market share price exists, Nomura Securities used an average market price analysis for the calculation. Furthermore, in order to take into account the state of future business operations in the assessment, the DCF Analysis was also used in the calculation.

In the average market price analysis, Nomura Securities used the closing price on December 18, 2015, which was the business day preceding the day on which the execution of the basic agreement toward the Business Integration was announced (“Record Date (1)”), and the average closing prices for the five-business-day period, one-month period, three-month period and six-month period from Record Date (1) on the Tokyo Stock Exchange, as well as the closing price on March 29, 2016 (“Record Date (2)”) and the average closing prices for the five-business-day period, one-month period, three-month period and six-month period from Record Date (2) on the Tokyo Stock Exchange.

The following shows the calculation results of each method of analysis, with the per share value of Minebea stock set to one:

Method of analysis		Calculation range of the share exchange ratio
Minebea	The Company
Average market price analysis (Record Date (1))	Average market price analysis (Record Date (1))	0.46-0.57
Average market price analysis (Record Date (2))	Average market price analysis (Record Date (2))	0.56-0.65
Comparable company analysis	Average market price analysis (Record Date (2))	0.42-0.63
DCF Analysis	DCF Analysis	0.53-0.70

In calculating the Share Exchange Ratio, Nomura Securities used information that was provided by Minebea and the Company as well as public information on the assumption that such materials and information were accurate and complete without any independent verification for accuracy and completeness. Nomura Securities did not independently perform any valuation, appraisal or assessment of assets or liabilities (including contingent liabilities) of Minebea, the Company and their affiliates, including an analysis or valuation of individual assets or liabilities, nor did it request any third-party institution to make such appraisal or assessment. The calculation of the share exchange ratio by Nomura Securities was based on information available and economic conditions up to and as of March 29, 2016. Nomura Securities also assumed that the financial projections (including profit plans and other information) of Minebea and the Company had been reasonably prepared based on the best projection and judgment then available to the management of Minebea and the Company.

The earnings plan of Minebea that Nomura Securities used as a basis for applying the DCF Analysis did not contain a significant increase or decrease in earnings in any fiscal year in comparison with the previous fiscal year. The earnings plan of the Company that Nomura Securities used as a basis for applying the DCF Analysis anticipated an operating loss for the fiscal year ending March 31, 2016 for which the Company had announced an earnings forecast, but anticipated an operating income for the fiscal year ending March 31, 2017, as well as a significant increases in operating income for the fiscal years ending March 31, 2018 and 2019 due to increase in sales from the release of new products such as image stabilizer actuators and secondary battery protection semiconductors for information and communication devices and antenna and satellite digital radio tuner systems for automobiles, improvements in productivity through promotion of automation in manufacturing and enhanced cost competitiveness through reductions in raw material costs and expenses.

As described in “(1) Measures to ensure fairness” under “3. Items applied to prevent the impairment of interests of the shareholders of the wholly-owned subsidiary resulting from share exchange” below, Minebea obtained from Nomura Securities a written opinion (fairness opinion) dated March 30, 2016, stating that the agreed Share Exchange Ratio was proper for Minebea from a financial point of view, subject to the assumptions stated above and certain other qualifications.

Daiwa Securities used a market price analysis for the calculation with regard to Minebea and the Company as the shares of Minebea and the Company are listed on the first section of the Tokyo Stock Exchange and market share prices exist. In addition, as there are several comparable listed companies for which comparisons with both companies are possible, and it is possible to infer by analogy the share value through a comparable company analysis, a comparable company analysis was also used in the calculation. Furthermore, in order to take into account the state of future business operations of both companies in the assessment, the DCF Analysis was also used in the calculation.

In the market price analysis, Daiwa Securities set December 18, 2015, which was the business day preceding the day on which the execution of the basic agreement toward the Business Integration was announced (“Record Date (1)”) and March 29, 2016, which was the business day preceding the day on which the calculation report on the share exchange ratio was prepared (“Record Date (2)”), as the record dates for the calculation, and used the closing prices on Record Date (1) and Record Date (2) and the average closing prices for the one-month period, three-month period and six-month period from each such Record Date.

The following shows the calculation results under each method of analysis. The calculation ranges are the number of shares of common stock of Minebea allotted for one share of common stock of the Company:

Method of analysis	Calculation range of the share exchange ratio
Market price analysis (Record Date (1))	0.46-0.57
Market price analysis (Record Date (2))	0.56-0.64
Comparable company analysis	0.48-0.76
DCF Analysis	0.47-0.74

In calculating the share exchange ratio, Daiwa Securities assumed that the materials and information provided by each of Minebea and the Company were accurate and complete without any independent verification for accuracy and completeness. Daiwa Securities did not independently perform any valuation, appraisal or assessment of assets or liabilities (including contingent liabilities) of Minebea, the Company and their affiliates, nor did it request any third-party institution to make such valuation, appraisal or assessment. Daiwa Securities also assumed that the business plans, financial forecasts and other information regarding the future provided by each of Minebea and the Company had been reasonably prepared based on the best projection and judgment then possible by the management of Minebea and the Company. With the Company’s consent, Daiwa Securities relied on such information without any independent verification for accuracy, appropriateness or feasibility of the two companies’ business plans. The calculation of the share exchange ratio by Daiwa Securities was based on the financial, economic, market and other conditions as of March 29, 2016.

The financial forecast of Minebea that Daiwa Securities used as a basis for applying the DCF Analysis did not contain a significant increase or decrease in earnings in any fiscal year in comparison with the previous fiscal year. The financial forecast of the Company that Daiwa Securities used as a basis for applying the DCF Analysis anticipated an operating loss for the fiscal year ending March 31, 2016 for which the Company had announced an earnings forecast, but anticipated an operating income for the fiscal year ending March 31, 2017 as well as a significant increase in operating income for the fiscal years ending March 31, 2018 and 2019 due to increases in sales from the release of new products such as image stabilizer actuators and secondary battery protection semiconductors for information and communication devices and antenna and satellite digital radio tuner systems for automobiles, improvements in productivity through promotion of automation in manufacturing and enhanced cost competitiveness through reductions in raw material costs and expenses.

As described in “(1) Measures to ensure fairness” under “3. Items applied to prevent the impairment of interests of the shareholders of the wholly-owned subsidiary resulting from share exchange” below, the Company obtained from Daiwa Securities a written opinion (fairness opinion) dated March 30, 2016, stating that the agreed Share Exchange Ratio was fair to the shareholders of the Company common stock from a financial point of view, subject to the assumptions stated above and certain other qualifications.

2.	Reason of the selection of the type of property as the consideration for the share exchange

(i)	The shares of Minebea are listed and traded on the Tokyo Stock Exchange and the opportunities for the shares to be traded on the market after the Share Exchange are ensured.

(ii)	The Share Exchange is contemplated to enhance the enterprise values of both companies and the shares of Minebea are expected to allow the holders to enjoy the synergy of the Share Exchange. As such, the shares of Minebea have been selected as the consideration for the share exchange.

3.	Items applied to prevent the impairment of interests of the shareholders of the wholly-owned subsidiary resulting from share exchange

(1)	Measures to ensure fairness

In order to ensure the fairness of the Share Exchange Ratio and other aspects of the Share Exchange, Minebea and the Company have taken the following measures:

(i)	Obtaining calculation reports from independent third-party calculation institutions

Minebea obtained a calculation report on the share exchange ratio dated March 30, 2016 from Nomura Securities as a third-party calculation institution independent of Minebea and the Company. For the outline of the calculation report, see “(2) Basis for the details of allotment for the Share Exchange, etc.” under “Matters concerning the appropriateness of the total number or total amount of the consideration for the share exchange” above.

Minebea obtained from Nomura Securities a written opinion (fairness opinion) dated March 30, 2016, stating that the Share Exchange Ratio was proper for Minebea from a financial point of view, subject to the assumptions and other qualifications described in “(2) Basis for the details of allotment for the Share Exchange, etc.” under “Matters concerning the appropriateness of the total number or total amount of the consideration for the share exchange” above.

The Company, on behalf of its shareholders, obtained a calculation report on the share exchange ratio dated March 30, 2016 from Daiwa Securities as a third-party calculation institution independent of Minebea and the Company. For the outline of the calculation report, see “(2) Basis for the details of allotment for the Share Exchange, etc.” under “Matters concerning the appropriateness of the total number or total amount of the consideration for the share exchange” above.

The Company obtained from Daiwa Securities a written opinion (fairness opinion) dated March 30, 2016, stating that the Share Exchange Ratio was fair to the holders of common stock of the Company from a financial point of view, subject to the assumptions and other qualifications described in “(2) Basis for the details of allotment for the Share Exchange, etc.” under “Matters concerning the appropriateness of the total number or total amount of the consideration for the share exchange” above. Assumptions and Disclaimers Regarding Daiwa Securities’ Fairness Opinion are posted on our Internet website (http://www.mitsumi.co.jp) in accordance as provided for in laws and ordinances and the Articles of Incorporation of the Company.

(ii)	Advice from independent law firms

Minebea has obtained advice from a legal point of view regarding various procedures of the Share Exchange and the method and process of decision-making by the board of directors from Mori Hamada & Matsumoto as its legal advisor for the Share Exchange.

The Company has obtained advice from a legal point of view regarding various procedures of the Share Exchange and the method and process of decision-making by the board of directors from Anderson Mōri & Tomotsune as its legal advisor for the Share Exchange.

Both Mori Hamada & Matsumoto and Anderson Mōri & Tomotsune are independent of Minebea and the Company and have no material relationships with either company.

(2)	Measures to avoid conflicts of interest

There is no conflict of interest between Minebea and the Company in connection with the Share Exchange and therefore, the two companies have not taken any special measures.

4.	Matters concerning the appropriateness of the provisions for the amounts of stated capital and capital reserves of the wholly-owning parent company resulting from share exchange

The amounts of the stated capital and capital reserves of Minebea to be increased due to the Share Exchange are as set out below:

(i)	Amount of stated capital to be increased:	0 yen

(ii)	Amount of capital reserves to be increased:	Minimum amount required to be increased pursuant to laws and ordinances

(iii)	Amount of revenue reserves to be increased:	0 yen

The treatment set out above is based on the Regulations on Corporate Accounts and other generally accepted accounting principles and standards and is considered appropriate as it complies with the capital policy of Minebea.

(II)	Matters to be used as a reference for the consideration for the share exchange

1.	Provisions of the articles of incorporation of the wholly-owning parent company by share exchange

The Articles of Incorporation of Minebea Co., Ltd. are posted on our Internet website (http://www.mitsumi.co.jp) in accordance as provided for in laws and ordinances and the Articles of Incorporation of the Company.

2.	Matters concerning the method of realizing the consideration for the share exchange

Markets on which the consideration for the share exchange will be traded:

1st section of the Tokyo Stock Exchange and 1st section of the Nagoya Stock Exchange

Entities acting as brokers, agents or proxies with respect to buying and selling of the consideration for the share exchange:

Securities companies nationwide in Japan

Details of the restrictions on transfer or other dispositions of the consideration for the share exchange:

Shareholders who will hold less-than-one-unit shares (meaning shares constituting less than 100 shares) of Minebea may use the following systems for the less-than-one-unit shares of Minebea. No less-than-one-unit shares may be sold on any financial instruments exchange market.

(i)	System of demanding purchases of less-than-one-unit shares (sale of less-than-one-unit shares)

Shareholders who hold less-than-one-unit shares of Minebea may demand that Minebea purchase such shares pursuant to Article 192, paragraph 1 of the Companies Act.

(ii)	System of further purchases of less-than-one-unit shares (purchases to form one unit or units of shares)

Any shareholder who holds less-than-one-unit shares of Minebea may purchase from Minebea the number of shares needed, together with the number of less-than-one-unit shares held, to constitute one unit (100 shares) pursuant to Article 194, paragraph 1 of the Companies Act and its Articles of Incorporation, unless Minebea does not hold the number of shares of treasury stock to satisfy the request for further purchase.

3.	If the consideration for the share exchange is quoted on the market, the matters concerning the market prices thereof

Changes in the market prices of the shares of common stock of Minebea on the 1st section of the Tokyo Stock Exchange are as follows:

(Yen)

	2016
Month	April	May	June	July	August	September	October
Highest (yen)	992	951	905	926	1,056	1,073	1,089
Lowest (yen)	755	807	632	614	772	904	940

The latest market prices of the shares of common stock of Minebea on the 1st section of the Tokyo Stock Exchange are available on the website (http://www.jpx.co.jp/) of Japan Exchange Group, Inc.

4.	Contents of the balance sheet of Minebea as at the end of each fiscal year that arrived for the past five years

Minebea filed a securities registration statement for each such fiscal year pursuant to the provisions of Article 24, paragraph 1 of the Financial Instruments Exchange Act. Hence, the descriptions of the contents are omitted herein.

(III)	Matters concerning the appropriateness of the provisions for stock acquisition rights in connection with the share exchange

As described in Exhibit 1 and Exhibit 2, with respect to the Stock Acquisition Rights accompanying the Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022 issued by the Company, Minebea will allot and deliver to the holders of such Stock Acquisition Rights the stock acquisition rights of Minebea to replace the Stock Acquisition Rights of the Company according to the terms of the Stock Acquisition Rights and the Share Exchange Ratio, and Minebea will assume and succeed to all of the Company’s obligations under the Bonds with Stock Acquisition Rights that have not been redeemed at the Record Time.

In this context, to allow the holders of the Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022 to hold the rights as equivalent as possible to their previous rights thereunder after the Share Exchange, Minebea and the Company have agreed to create bonds with stock acquisition rights of Minebea with the terms equivalent to those of the Bonds with Stock Acquisition Rights according to the terms of the Stock Acquisition Rights and the Share Exchange Ratio, and allot and deliver a bond with stock acquisition of Minebea for each of the Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022. The above details, which have been determined in consideration of the financial positions of Minebea and the Company and other factors and after careful discussions and deliberations between both companies, are considered appropriate.

(IV)	Matters concerning financial statements, etc.

1.	Contents of Financial statements, etc. for the final fiscal year of the wholly-owning parent company resulting from share exchange

The contents of the financial statements, etc. for the final fiscal year of Minebea are posted on our Internet website (http://www.mitsumi.co.jp) in accordance as provided for in laws and ordinances and the Articles of Incorporation of the Company.

2.	Particulars of any event that has a significant influence on the status of the property, such as the disposition of important property and the assumption of significant liabilities, that occurred after the last day of the final fiscal year

(1)	Wholly-owning parent company resulting from share exchange: Particulars of the events concerning Minebea

(Investigation by the Competition Commission of Singapore)

Minebea and its subsidiary, which had cooperated with the investigation conducted by the Competition Commission of Singapore (“CCS”), received a notice, dated May 4, 2016, from CCS stating that it would close its investigation. The event has no effect on the profit and loss.

For further details, please refer to Minebea’s press release dated May 10, 2016 “Closing of the Investigation by the Competition Commission of Singapore concerning Violation of Competition Law”.

(Litigation)

NMB-Minebea Thai Ltd, Minebea’s overseas consolidated subsidiary company located in Thailand, which had been subjected to revised assessments by the Revenue Department of the Kingdom of Thailand in six times for the period from August 25, 2008 to August 26, 2013, raised a lawsuit in the Central Tax Court of the Kingdom of Thailand and filed a complaint before the Thailand Department of Revenue Tribunal about the revised assessments.

With regard to one of the revised assessments (revised assessment of 502 million baht on August 25, 2008), the judgment of the Central Tax Court of Kingdom of Thailand, the court of first instance, almost upheld Minebea’s position and Minebea substantially won the case. However, the Revenue Department appealed this case to the Supreme Court of the Kingdom of Thailand, which issued a judgment to dismiss the claims of NMB-Minebea Thai Ltd. on May 16, 2016.

As a result of the judgment, as well as the withdrawal by Minebea of the lawsuit and complaint, Menebea recorded a total amount of 2,043 million yen as income taxes for prior periods for the first quarter of the fiscal year ending March 31, 2017. The amount is after the deduction of the refund due to an amended return as a result of the lawsuit.

For further details, please refer to Minebea’s press release dated June 8, 2016 “Judgment on Legal Dispute between NMB-Minebea Thai Ltd. and Thai Tax Office” and the Quarterly Report filed on August 10, 2016.

(Purchase of the Convertible-Bonds-Type Bonds with Stock Acquisition Rights)

Minebea, at the meeting of its Board of Directors held on June 14, 2016, resolved to purchase all of Minebea Co., Ltd. Series I Unsecured Subordinated Convertible- Bonds-Type Bonds with Stock Acquisition Rights (the “Bonds with Stock Acquisition Rights”), the total amount of which was 7,700 million yen (aggregate principal amount to be purchased), from the Development Bank of Japan Inc. for 13,896 million yen (purchase price) on June 17, 2016, and carried out the resolution.

If Minebea cancels the Bonds with Stock Acquisition Rights, there will be an extraordinary loss from the cancellation in the amount of 6,196 million yen (the difference between the purchase price and the aggregate principal amount to be purchased). The timing of the cancellation of the Bonds with Stock Acquisition Rights is not fixed yet.

For further details, please refer to Minebea’s press release dated June 14, 2016 “Announcement of Purchase of the Convertible Bonds with Stock Acquisition Rights”.

(2)	Wholly-owned subsidiary resulting from share exchange: Particulars of the events concerning the Company

The Company has recorded a non-operating expense (foreign exchange loss) of 2,464 million yen for the first quarter of the fiscal year (from April 1, 2016 through June 30, 2016) ending March 31, 2017 due to the foreign exchange fluctuations (the appreciation of the yen).

The Company has recorded a non-operating expense (foreign exchange loss) of 572 million yen for the second quarter (from July 1, 2016 through September 30, 2016) (¥3,037 million for the second-quarter cumulative period) of the fiscal year ending March 31, 2017 due to the foreign exchange fluctuations (the appreciation of the yen).

The amount, which is a foreign exchange loss based on the foreign exchange rate as at the end of the second quarter of the fiscal year ending March 31, 2017, may fluctuate according to foreign exchange movements in the future.

- E N D -

Exhibit 1

SHARE EXCHANGE AGREEMENT

March 30, 2016

SHARE EXCHANGE AGREEMENT

Minebea Co., Ltd. (“Minebea”) and Mitsumi Electric Co., Ltd. (“Mitsumi”) enter into this Share Exchange Agreement (this “Agreement”) on March 30, 2016 (the “Execution Date”) as follows.

Article 1	Share Exchange

Minebea and Mitsumi shall conduct a share exchange (the “Share Exchange”) in accordance with the provisions of this Agreement through which Minebea becomes a wholly-owning parent company of Mitsumi and Mitsumi becomes a wholly-owned subsidiary of Minebea, and Minebea shall acquire all of the issued shares of Mitsumi (excluding shares of Mitsumi held by Minebea; the same applies hereinafter) by way of the Share Exchange.

Article 2	Trade Names and Addresses of Wholly-owning Parent Company Resulting from Share Exchange and Wholly-owned Subsidiary Resulting from Share Exchange

The trade names and addresses of Minebea and Mitsumi are as set out below:

(1)	Minebea (wholly-owning parent company resulting from share exchange)

Trade name:	Minebea Co., Ltd.
Address:	4106-73, Oaza Miyota, Miyota-machi, Kitasaku-gun, Nagano

(2)	Mitsumi (wholly-owned subsidiary resulting from share exchange)

Trade name:	Mitsumi Electric Co., Ltd.
Address:	2-11-2, Tsurumaki, Tama-shi, Tokyo

Article 3	Shares Delivered upon the Share Exchange and Allotment Thereof

1.	Minebea shall, upon the Share Exchange, deliver shares of common stock of Minebea to the shareholders (which means shareholders after the cancellation of treasury shares of Mitsumi pursuant to Article 10, and excluding Minebea; the same applies in this Article) of Mitsumi at the time (the “Record Time”) immediately prior to the time at which Minebea acquires all of the issued shares of Mitsumi by way of the Share Exchange in the total number of shares of common stock of Mitsumi held by such shareholders multiplied by 0.59 in place of the shares of common stock of Mitsumi.

2.	Minebea shall, upon the Share Exchange, allot shares of common stock of Minebea to the shareholders of Mitsumi at the ratio of 0.59 shares of common stock of Minebea per share of common stock of Mitsumi held by such shareholders.

3.	If the number of shares of common stock of Minebea to be allotted by Minebea to the shareholders of Mitsumi in accordance with the provisions of the preceding two paragraphs includes a fraction of less than one share, Minebea shall treat such fraction in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and ordinances.

Article 4	Amounts of Stated Capital and Capital Reserves of Minebea

The amounts of the stated capital and capital reserves of Minebea to be increased due to the Share Exchange are as set out below:

(1)	Amount of stated capital:	0 yen

(2)	Amount of capital reserves:	Amount separately determined by Minebea pursuant to Article 39 of the Regulations on Corporate Accounts

(3)	Amount of revenue reserves:	0 yen

Article 5	Effective Date

The date on which the Share Exchange becomes effective (the “Effective Date”) shall be March 17, 2017; provided, however, that if it is necessary for the progress of the procedures for the Share Exchange or for other reasons, Minebea and Mitsumi may change the date upon agreement through consultation.

Article 6	Approval of Shareholders’ Meeting

1.	Minebea will not obtain approval of this Agreement from the shareholders’ meeting in accordance with the provisions of the main text of Article 796, Paragraph 2 of the Companies Act; provided, however, that if it is necessary to obtain approval of this Agreement from the shareholders’ meeting in accordance with the provisions of Article 796, Paragraph 3 of the Companies Act, Minebea shall request the shareholders’ meeting to give approval of this Agreement no later than the day immediately prior to the Effective Date.

2.	At the extraordinary shareholders’ meeting of Mitsumi to be held on December 27, 2016 (the “Mitsumi Extraordinary Shareholders’ Meeting”), Mitsumi shall seek approval of this Agreement.

3.	If it is necessary for the progress of the procedures for the Share Exchange or for other reasons, Minebea and Mitsumi may change the day on which the Mitsumi Extraordinary Shareholders’ Meeting is held upon agreement through consultation.

Article 7	Operation of Business

1.	For the period from the Execution Date to the Effective Date, Minebea and Mitsumi shall, and shall cause their subsidiaries to, perform their business and administer and manage their properties with the due care of prudent managers in order to enhance the corporate value within their ordinary course of business.

2.	Except as otherwise provided for in this Agreement, if Minebea or Mitsumi conducts, or causes its subsidiaries to conduct, any act that may materially affect the execution of the Share Exchange or the Share Exchange Ratio for the period from the Execution Date to the Effective Date, such party shall consult with the other party in advance, and upon such consultation, provide at a reasonable time reasonable explanatory materials pertaining to such act.

Article 8	Distribution of Dividends

1.	Except as provided for in the following paragraph, neither party shall, after the Execution Date, resolve to distribute any dividend with a record date prior to the Effective Date, or to acquire its own shares with an acquisition date prior to the Effective Date (unless either party is required to acquire its own shares upon the exercise of the rights by the shareholders under the applicable laws or ordinances).

2.	Notwithstanding the provisions of the preceding paragraph, Minebea may distribute dividend (i) to the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of March 31, 2016 up to the amount of 10 yen per share and 4,193,246,950 yen in total, and (ii) to the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of September 30, 2016 up to the amount of 10 yen per share and 4,193,246,950 yen in total. However, Minebea and Mitsumi may change the distribution amount of such dividend upon separate agreement in writing.

Article 9	Stock Acquisition Rights Delivered upon the Share Exchange and Allotment Thereof, and Transfer of Bonds

1.

Minebea shall, upon the Share Exchange, deliver to the holders (the “Mitsumi Stock Acquisition Rights Holders”) of the stock acquisition rights (the “Mitsumi Stock Acquisition Rights”) as described in the “Terms of Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022 of Mitsumi Electric Co., Ltd.” attached hereto as Attachment 1 which are attached to the Euro-Yen Convertible Bonds

Due 2022 (Bonds with Stock Acquisition Rights) issued by Mitsumi at the Record Time (which were issued on August 3, 2015; the “Mitsumi Bonds with Stock Acquisition Rights”) the stock acquisition rights of Minebea (which means the stock acquisition rights as described in “1. Matters relating to the Stock Acquisition Rights” of the “Terms of Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022 of MINEBEA MITSUMI Inc.” attached hereto as Attachment 2 which are attached to the bonds with stock acquisition rights of Minebea as described in the “Terms of Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022 of MINEBEA MITSUMI Inc.” attached hereto as Attachment 2; the “Minebea Stock Acquisition Rights”) in the same number as that of the Mitsumi Stock Acquisition Rights held by such holders in place of the Mitsumi Stock Acquisition Rights.

2.	Minebea shall, upon the Share Exchange, allot to the Mitsumi Stock Acquisition Rights Holders the Minebea Stock Acquisition Rights at the ratio of one Minebea Stock Acquisition Right to one Mitsumi Stock Acquisition Right held by such Mitsumi Stock Acquisition Rights Holders.

3.	Minebea shall, upon the Share Exchange, assume any and all obligations relating to the Mitsumi Bonds with Stock Acquisition Rights at the Record Time that have not been redeemed at the Record Time as set forth in “8. Allocation Method” of the “Terms of Euro-Yen Convertible-Bonds-Type Bonds with Stock Acquisition Rights due 2022 of MINEBEA MITSUMI Inc.” attached hereto as Attachment 2.

Article 10	Cancellation of Treasury Shares

Mitsumi shall cancel all of its treasury shares held thereby at the Record Time (including treasury shares acquired in response to any demands for purchase of shares that are exercised upon the Share Exchange by dissenting shareholders as prescribed in Article 785, Paragraph 1 of the Companies Act ) by the resolution of the meeting of the board of directors held on or before the day immediately prior to the Effective Date.

Article 11	Amendment to Conditions of, and Cancellation of, the Share Exchange

For the period from the Execution Date to the Effective Date, if any event that materially interferes with the execution of the Share Exchange occurs or is discovered (including, but not limited to, the case where the Fair Trade Commission and relevant foreign competition authorities issue a cease and desist order or otherwise take measures or procedures that prevent the Share Exchange), or if it is otherwise difficult to achieve the purposes of this Agreement, Minebea and Mitsumi may amend the conditions of the Share Exchange or other terms of this Agreement, or cancel the Share Exchange, upon agreement through consultation.

Article 12	Effect of this Agreement

If (i) the Mitsumi Extraordinary Shareholders’ Meeting does not give approval of this Agreement, (ii) the shareholders’ meeting of Minebea does not give approval for this Agreement despite it being necessary for Minebea to obtain approval of this Agreement from the shareholders’ meeting in accordance with the provisions of Article 796, Paragraph 3 of the Companies Act, (iii) the relevant agencies and other authorities do not give approvals or other authorizations necessary for the execution of the Share Exchange as prescribed in laws and ordinances (including, but not limited to, the case where the notification filed by Minebea with respect to the Share Exchange under the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947), the U.S. Sherman Antitrust Act (15 U.S.C. §§ 1-7) and other applicable foreign antimonopoly laws or competition laws is not accepted before the Effective Date or the term of procedures for such notification does not end before the Effective Date), or (iv) the Share Exchange is cancelled pursuant to the preceding Article, then this Agreement shall cease to be effective.

Article 13	Consultation

If any doubt arises regarding any matter not described in this Agreement or regarding the content of this Agreement, Minebea and Mitsumi shall attempt to resolve that doubt through consultation in good faith.

(The remainder of this page has been left blank.)

IN WITNESS WHEREOF, both parties have caused this Agreement to be signed and sealed in duplicate, and each party shall retain one original.

March 30, 2016

Minebea:	Yoshihisa Kainuma (seal)
Representative Director, President and Chief Executive Officer

Minebea Co., Ltd.
4106-73, Oaza Miyota, Miyota-machi,
Kitasaku-gun, Nagano

Mitsumi:	Shigeru Moribe (seal)
President and Representative Director

Mitsumi Electric Co., Ltd.
2-11-2, Tsurumaki, Tama-shi, Tokyo

Attachment 1

Terms of Euro-Yen Denominated Convertible Bonds with

Stock Acquisition Rights due 2022 of Mitsumi Electric Co., Ltd.

1.	Matters relating to the Stock Acquisition Rights

(1)	Total number of the stock acquisition rights attached to the Euro-Yen Denominated Convertible Bonds with Stock Acquisition Rights due 2022 of Mitsumi Electric Co., Ltd. (in Attachment 1, the “Company”) (which means the Euro-Yen Denominated Convertible Bonds with Stock Acquisition Rights due 2022 issued by the Company pursuant to the trust deed (in Attachment 1, the “Trust Deed”) as of August 3, 2015 (London time) executed with BNY Mellon Corporate Trustee Services Limited (in Attachment 1, the “Trustee”); in Attachment 1, the “Bonds with Stock Acquisition Rights,” and the bonds of the Bonds with Stock Acquisition Rights are referred to as the “Bonds” and the stock acquisition rights of the Bonds with Stock Acquisition Rights are referred to as the “Stock Acquisition Rights”)

The number of the Stock Acquisition Rights attached to the Bonds shall be one unit in respect of the Bonds with a face value of 10 million yen, and the total number of such Stock Acquisition Rights shall be 2,000 units plus the number of units obtained by dividing the aggregate amount of face value of the bonds relating to the certificates of bonds with stock acquisition rights to be issued after obtaining appropriate verification and indemnification in the case of loss, theft or destruction of the Certificates of the Bonds with Stock Acquisition Rights as set forth in Paragraph 2(5) below by 10 million yen.

(2)	Class and number of shares to be issued upon exercise of the Stock Acquisition Rights

The class of shares to be issued upon exercise of the Stock Acquisition Rights shall be shares of common stock of the Company, and the number of shares of common stock of the Company that the Company shall issue upon exercise of the Stock Acquisition Rights shall be a number obtained by dividing the total face value of the Bonds subject to an exercise request by the conversion price set forth in Paragraph 1(3) below. Any fraction less than one share resulting from the exercise shall be rounded down, and no cash adjustments shall be made.

(3)	Details of assets to be contributed upon exercise of the Stock Acquisition Rights, and price thereof

(A)	Upon exercise of the Stock Acquisition Rights, the Bonds relating to such Stock Acquisition Rights shall be contributed, and the price of the Bonds shall be the same as the face value thereof.

(B)	The initial conversion price shall be 1,220 yen.

(C)	If, after the issuance of the Bonds with Stock Acquisition Rights, the Company issues shares of its common stock or disposes of shares of its common stock held thereby at a paid-in amount lower than the market price of shares of common stock of the Company, the conversion price shall be adjusted by the following formula. In the following formula, the “number of shares outstanding” means the total number of issued shares of common stock of the Company excluding those held by the Company.

Conversion price after adjustment	=	Conversion price before adjustment	×	Number of shares outstanding	+	Number of shares issued or disposed	×	Paid-in amount per share
Market price
				Number of shares outstanding +			Number of shares issued or disposed

In addition, in the case of stock split or consolidation of shares of common stock of the Company, distribution of certain dividend, or issuance of the stock acquisition rights (including those attached to bonds with stock acquisition rights) by which it is possible to request the issuance of shares of common stock of the Company at an amount lower than the market price of shares of common stock of the Company, or in the case of occurrence of other certain events, the conversion price shall be adjusted.

(4)	Matters relating to the stated capital and capital reserves to be increased upon issuance of shares upon exercise of the Stock Acquisition Rights

The amount of the stated capital to be increased upon issuance of shares upon exercise of the Stock Acquisition Rights shall be an amount obtained by multiplying the maximum amount of increase of stated capital, etc. calculated in accordance with the provisions of Article 17 of the Regulations on Corporate Accounts by 0.5, and any fraction less than one yen resulting from the calculation shall be rounded up to the nearest whole yen. The amount of the capital reserves to be increased shall be an amount obtained by deducting the amount of the stated capital to be increased from the maximum amount of increase of stated capital, etc.

(5)	Period during which the Stock Acquisition Rights may be exercised

The exercise period of the Stock Acquisition Rights shall be from August 17, 2015 to July 20, 2022 (local time of the location to submit exercise notice). However, (i) upon early redemption of the Bonds by the Company as set forth in Paragraphs 2(4)(B) through 2(4)(F) below, the exercise period shall end on the day that is three (3) business days in Tokyo prior to the redemption date (local time of the location to submit exercise notice) (excluding the Stock Acquisition Rights relating to the Bonds that are chosen not to be redeemed early pursuant to Paragraph 2(4)(C) below), (ii) upon early redemption at the option of a holder of the Bonds with Stock Acquisition Rights (in Attachment 1, the “Holder of Bonds with Stock Acquisition Rights”) as set forth in Paragraph 2(4)(G) below, the exercise period shall end at the time of deposit of the redemption notice to the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below, (iii) upon retirement of the Bonds as set forth in Paragraph 2(4)(H) below, the exercise period shall end at the time of cancellation of the Bonds, and (iv) upon acceleration of the Bonds as set forth in Paragraph 2(4)(I) below, the exercise period shall end at the time of acceleration of the Bonds. In each case set out above, the Stock Acquisition Rights may not be exercised after July 20, 2022 (local time of the location to submit exercise notice).

However, if the Company reasonably determines that it is necessary for the Restructuring (as defined in Paragraph 2(4)(D) below) of the Company, the Stock Acquisition Rights may not be exercised during the period designated by the Company within a period of 30 days that ends within 14 days after the day immediately after the effective date of the Restructuring.

Notwithstanding the foregoing, if the calendar day in Japan (or, if such calendar day is not a business day in Tokyo, the immediately following business day in Tokyo) on which the exercise of the Stock Acquisition Rights becomes effective falls within the period commencing on (and including) the day that is two (2) business days in Tokyo prior to the record date designated by the Company or other days (in Attachment 1, collectively with the record date designated by the Company, the “Shareholder Record Date”) designated in order to fix the shareholders in connection with Article 151, Paragraph 1 of the Act on Book Entry of Corporate Bonds and Shares (Act No. 75 of 2001) (or, if such Shareholder Record Date is not a business day in Tokyo, the day that is three (3) business days in Tokyo prior to such Shareholder Record Date) and ending on (and including) such Shareholder Record Date (or, if such Shareholder Record Date is not a business day in Tokyo, the business day in Tokyo immediately following such Shareholder Record Date), then the Stock Acquisition Rights may not be exercised. However, if any Japanese laws, regulations or practices are amended regarding the issuance of shares upon exercise of stock acquisition rights through the book-entry transfer system under the Act on Book Entry of Corporate Bonds and Shares, the Company may change the limitation on the period during which the Stock Acquisition Rights may be exercised pursuant to this paragraph to reflect such amendment. If the day other than the day designated by the Company in the articles of incorporation is set as the Shareholder Record Date, the Company shall give written notice to the Trustee and the Holders of Bonds with Stock Acquisition Rights of the period during which the Stock Acquisition Rights may not be exercised no later than the day that is three (3) business days in Tokyo prior to such Shareholder Record Date.

(6)	Other conditions of exercise of the Stock Acquisition Rights

(A)	Partial exercise of a Stock Acquisition Right is not permitted.

(B)	Until August 3, 2020 (exclusive), only if, for the period of 20 consecutive Dealing Days (as defined below) ending on the last Dealing Day of a certain quarter, the closing price of shares of common stock of the Company exceeds 130% of the conversion price applicable on such last Dealing Day (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights), a Holder of Bonds with Stock Acquisition Rights may exercise the Stock Acquisition Rights for the period from the first day of the immediately following quarter to the last day of such immediately following quarter (or to August 2, 2020 with respect to the quarter commencing on July 1, 2020). However, the conditions of exercise of the Stock Acquisition Rights as set forth in this Item (B) shall not apply to the following periods:

(a)	(i) the period in which the long-term issuer rating of the Company assigned by Japan Credit Rating Agency, Ltd. or its successor rating agency (in Attachment 1, “JCR”) is BBB- or below, (ii) the period in which JCR ceases to assign the long-term issuer rating of the Company, or (iii) the period in which the long-term issuer rating of the Company assigned by JCR is suspended or withdrawn;

(b)	the period after the day on which the Company gives notice of early redemption of the Bonds as set forth in Paragraphs 2(4)(B) through 2(4)(F) below (excluding the Stock Acquisition Rights relating to the Bonds that are elected not to be redeemed early pursuant to Paragraph 2(4)(C) below); and

(c)	in the case of the Restructuring by the Company, unless the Company prohibits the exercise of the Stock Acquisition Rights pursuant to Paragraph 1(5) above, the period commencing on the day on which the Company is obligated to give notice to the Holders of Bonds with Stock Acquisition Rights of such Restructuring, in accordance with the terms and conditions of the Bonds with Stock Acquisition Rights and ending on the effective date of such Restructuring.

In this Item (B), “Dealing Day” means the day on which Tokyo Stock Exchange, Inc. is open, excluding the day on which the closing price is not announced.

(7)	Effect of exercise of the Stock Acquisition Rights

The request for exercise of the Stock Acquisition Rights shall be deemed to be made and the exercise of the Stock Acquisition Rights will become effective at 11:59 p.m. on the day (or, in Japan time, the immediately following calendar day) on which the Certificates of Bonds with Stock Acquisition Rights (as defined in Paragraph 2(5) below) and other documents necessary for exercise request are deposited to the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below and other conditions necessary for exercise request are satisfied.

(8)	Delivery of the stock acquisition rights by the Successor Company upon the Restructuring

(A)

In the case of the Restructuring, the Company shall make its best efforts to cause the Successor Company (as defined below) to succeed to the status of the Company as principal debtor of the Bonds with Stock Acquisition Rights and deliver new stock acquisition rights in place of the Stock Acquisition Rights pursuant to the terms and conditions of the Bonds with Stock Acquisition Rights; provided, however, that such succession and delivery shall be performed on the condition that (i) it is possible to perform such succession and delivery under the Japanese laws and ordinances applicable at that time, (ii) the system for such succession and delivery has already been, or may be, established, and (iii) the Company or the Successor Company may perform such succession and delivery without expenses (including taxes) that are unreasonable (whether it is unreasonable will be determined by the

Company) in the light of the entire Restructuring. In this case, the Company shall also make its best efforts to cause the Successor Company to be a listed company in Japan on the day on which such Restructuring. is executed. If the Company delivers to the Trustee a certificate as set forth in Paragraph 2(4)(D)(d) below, the Company’s obligations to make efforts as set forth in this Item (A) shall not apply.

In Attachment 1, “Successor Company” means the counterparty to the Restructuring, which assumes the obligations of the Company relating to the Bonds with Stock Acquisition Rights and/or the Stock Acquisition Rights.

(B)	The terms of the stock acquisition rights of the Successor Company to be delivered in accordance with the provisions of Item (A) above shall be as follows:

(a)	Number of the stock acquisition rights

The number of the stock acquisition rights shall be the same number as that of the Stock Acquisition Rights relating to the Bonds with Stock Acquisition Rights outstanding immediately prior to the effective date of the Restructuring.

(b)	Class of shares to be issued upon exercise of the stock acquisition rights

The class of shares to be issued upon exercise of the stock acquisition rights shall be shares of common stock of the Successor Company.

(c)	Number of shares to be issued upon exercise of the stock acquisition rights

The number of shares to be issued upon exercise of the stock acquisition rights shall be determined by reference to the terms and conditions of the Bonds with Stock Acquisition Rights by taking into account the conditions of the Restructuring, and be otherwise subject to the following item (i) or (ii). The conversion price shall be adjusted in the same manner as set forth in Paragraph 1(3)(C) above.

(i)	In the case of merger, share exchange or share transfer, the conversion price shall be determined so that the holders of the stock acquisition rights of the Successor Company may, upon exercise of the stock acquisition rights of the Successor Company immediately after the effective date of the Restructuring, receive the number of shares of common stock of the Successor Company to be received upon such Restructuring by the holders of shares of common stock of the Company in the number of shares to be acquired upon exercise of the Stock Acquisition Rights immediately prior to the effective date of the Restructuring. If securities other than shares of common stock of the Successor Company or other assets are delivered upon the Restructuring, such holders may also receive the number of shares of common stock of the Successor Company equal to the number obtained by dividing the value of such securities or assets by the market price of shares of common stock of the Successor Company; and

(ii)	In the case of a Restructuring other than the above, the conversion price shall be determined so that the Holders of Bonds with Stock Acquisition Rights may, upon exercise of the stock acquisition rights of the Successor Company immediately after the effective date of such Restructuring, receive the economic benefits equivalent to those to be received by the Holders of Bonds with Stock Acquisition Rights upon exercise of the Stock Acquisition Rights immediately prior to the effective date of such Restructuring.

(d)	Details of assets to be contributed upon exercise of the stock acquisition rights, and price thereof

Upon exercise of the stock acquisition rights of the Successor Company, the succeeded Bonds shall be contributed, and the price of the Bonds shall be the same as the face value of the succeeded Bonds.

(e)	Period during which the stock acquisition rights may be exercised

The exercise period of the stock acquisition rights shall commence on the effective date of the Restructuring (or the day that is within 14 days after such effective date, as the case may be) and end on the expiration date of the exercise period of the Stock Acquisition Rights as set forth in Paragraph 1(5) above.

(f)	Other conditions of exercise of the stock acquisition rights

Partial exercise of a stock acquisition right of the Successor Company is not permitted. In addition, exercise of the stock acquisition rights of the Successor Company shall be subject to the same restrictions as those set forth in Paragraph 1(6)(B) above.

(g)	Matters relating to the stated capital and capital reserves to be increased upon issuance of shares upon exercise of the stock acquisition rights

The amount of the stated capital to be increased upon issuance of shares upon exercise of the stock acquisition rights of the Successor Company shall be an amount obtained by multiplying the maximum amount of increase of stated capital, etc. calculated in accordance with the provisions of Article 17 of the Regulations on Corporate Accounts by 0.5, and any fraction less than one yen resulting from the calculation shall be rounded up to the nearest whole yen. The amount of the capital reserves to be increased shall be an amount obtained by deducting the amount of the stated capital to be increased from the maximum amount of increase of stated capital, etc.

(h)	Execution of the Restructuring

Upon execution of the Restructuring of the Successor Company, the stock acquisition rights are treated in the same manner as the Stock Acquisition Rights.

(i)	Other matters

With respect to the number of shares of common stock of the Successor Company to be issued by the Successor Company upon exercise of the stock acquisition rights of the Successor Company, any fraction less than one share shall be rounded down, and no cash adjustments shall be made. It is impossible to transfer the stock acquisition rights of the Successor Company separately from the succeeded Bonds.

(C)	If the Company causes the Successor Company to assume or succeed to the obligations of the Company under the Bonds and the Trust Deed pursuant to the provisions of Paragraph 1(8)(A) above, the Company shall provide certain guarantees as set out in the terms and conditions of the Bonds with Stock Acquisition Rights, and otherwise comply with the terms and conditions of the Bonds with Stock Acquisition Rights.

2.	Matters relating to the Bonds

(1)	Total amount of the Bonds

The total amount of the Bonds shall be the sum of (i) 20 billion yen and (ii) the aggregate amount of face value of the Bonds relating to the certificates of the bonds with stock acquisition rights to be issued after obtaining appropriate verification and indemnification in the case of loss, theft or destruction of the Certificates of the Bonds with Stock Acquisition Rights as set forth in Paragraph 2(5) below.

(2)	Face value of each Bond

The face value of each Bond shall be 10 million yen. If until the definitive certificates are issued, one global certificate representing the total amount of the Bonds with Stock Acquisition Rights is issued, the face value of the Bonds shall be the aggregate amount of face value of the Bonds relating to the Bonds with Stock Acquisition Rights represented by such global certificate.

(3)	Method and date of payment of interest

No interest shall accrue on the Bonds.

(4)	Method and date of redemption

(A)	Redemption at maturity

The Bonds shall be redeemed for 100% of the face value on August 3, 2022 (redemption due date).

(B)	Early redemption pursuant to clean-up provision

If, at any time before notice of early redemption as set forth in this Item (B) is given, the aggregate amount of face value of the outstanding Bonds is lower than 10% of the total face value of the Bonds at the time of issuance, the Company may redeem all (but not part) of the outstanding Bonds for 100% of the face value thereof by giving not less than 30 days nor more than 60 days prior notice (such notice cannot be cancelled) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights. However, if the Company is obligated to give notice of early redemption pursuant to Paragraph 2(4)(D) or 2(4)(F) below, or if any of the events as set forth in Paragraphs 2(4)(E)(i) through 2(4)(E)(iv) below occurs, the Company shall not thereafter give notice of early redemption pursuant to this Item (B).

(C)	Early redemption due to change in taxation system

If the Company causes the Trustee to understand that the Company is obligated to pay additional amounts as set forth in Paragraph 2(7)(A) below due to a change in taxation system in Japan or for other reasons and that the Company cannot avoid the obligations to pay such additional amounts even if it takes reasonable measures, the Company may redeem all (but not part) of the outstanding Bonds for 100% of the face value thereof by giving not less than 30 days nor more than 60 days prior notice (such notice cannot be cancelled) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights. However, the Company shall not give notice of early redemption before the day that is 90 days prior to the first day on which the Company becomes obligated to pay such additional amounts.

Notwithstanding the foregoing, if, at the time of such notice, the aggregate amount of face value of the outstanding Bonds is 10% or more of the total face value of the Bonds at the time of issuance, each Holder of Bonds with Stock Acquisition Rights shall have the right to choose not to receive early redemption of the Bonds held by such Holder of Bonds with Stock Acquisition Rights by giving notice to the Company no later than 20 days prior to such redemption date. In this case, the Company shall not be obligated to pay additional amounts as set forth in Paragraph 2(7)(A) below with respect to the payment of such Bonds after such redemption date, and the payment of such Bonds after such redemption date shall be made after withholding or deduction of taxes and public charges as set forth in Paragraph 7(1) below.

However, if the Company is obligated to give notice of early redemption pursuant to Paragraph 2(4)(D) or 2(4)(F) below, or if any of the events as set forth in Paragraphs 2(4)(E)(i) through 2(4)(E)(iv) below occurs, the Company shall not thereafter give notice of early redemption pursuant to this Item (C).

(D)	Early redemption due to Restructuring

In the case of a Restructuring, and (a) if the Company is unable to take measures as set forth in Paragraph 1(8)(A) above under the Japanese laws and ordinances applicable at that time (by taking into account official or judicial interpretation of such laws and ordinances), (b) although the Company is able to take measures as set forth in Paragraph 1(8)(A) above under the laws, if the Company is unable to take such measures in spite of the Company’s best efforts, (c) if, in spite of the Company’s best efforts, shares of common stock of the Successor Company are not listed on any financial instruments exchanges in Japan upon the later of the day on which the shareholders’ meeting or the board of directors approves such Restructuring or the day that is 25 days prior to the effective date of such Restructuring, and the Successor Company has not obtained from any financial instruments exchanges or operating organizations of financial instruments markets in Japan any assurance that such listing will be conducted no later than the effective date of such Restructuring, or (d) if, on or before the day of approval of the shareholders’ meeting or the board of directors described above, the Company delivers to the Trustee a certificate of the Company’s representative director or duly authorized officers (in Attachment 1, the “Authorized Officers”) stating that the Company does not expect that the shares of common stock of the Successor Company will be, or will have been, listed on the financial instruments exchanges in Japan on the effective date of such Restructuring (with reasons therefor), then the Company may, by giving not less than 14 business days (in Tokyo) prior notice (such notice cannot be cancelled) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the following redemption amount on the redemption date designated in such notice (such redemption date shall be before the effective date of such Restructuring, in principle).

The redemption amount applicable to the redemption described above shall be calculated by a certain method as set out in the terms and conditions of the Bonds with Stock Acquisition Rights. The minimum redemption amount calculated by such method shall be 100% of the face value of the Bonds, and the maximum redemption amount shall be 210% of the face value of the Bonds (however, if the redemption date falls within the period from July 21, 2022 to August 2, 2022, the redemption amount shall be 100% of the face value of the Bonds).

“Restructuring” collectively means (a) the adoption by the shareholders’ meeting (or, if the resolution of the shareholders’ meeting is not necessary, the board of directors) of the Company of a resolution to approve (i) a merger between the Company and other companies (including consolidation-type merger and absorption-type merger, but excluding the case where the Company is a surviving company; the same applies hereinafter), (ii) an asset transfer (limited to sale or transfer of all or substantially all of the Company’s assets to other companies in which the Company’s obligations under the Bonds with Stock Acquisition Rights are to be assigned to such other companies in accordance with the terms thereof), (iii) a company split (including consolidation-type company split and absorption-type company split, but limited to the case where the Company’s obligations under the Bonds with Stock Acquisition Rights are to be assigned to the split company), or (iv) a share exchange or share transfer (limited to the case where the Company becomes a wholly-owned subsidiary of other companies; the same applies hereinafter), and (b) the adoption by the shareholders’ meeting (or, if the resolution of the shareholders’ meeting is not necessary, the board of directors) of the Company of a resolution to approve other corporate restructuring procedures under Japanese laws by which the Company’s obligations under the Bonds and/or the Stock Acquisition Rights are to be assigned to other companies.

(E)	Early redemption due to delisting, etc.

If (i) a person (in Attachment 1, the “Offeror”) other than the Company conducts a tender offer for shares of common stock of the Company pursuant to the Financial Instruments and Exchange Act, (ii) the Company expresses an affirmative opinion on such tender offer pursuant to the Financial Instruments and Exchange Act, (iii) the Company or the Offeror announces or acknowledges in the tender offer registration statement or other documents that as a result of the acquisition of shares of common stock of the Company by way of such tender offer, shares of common stock of the Company may be delisted (unless the Company or the Offeror announces that the Company makes its best efforts to maintain the listing of shares of common stock of the Company after such acquisition), and (iv) the Offeror acquires shares of common stock of the Company by way of such tender offer, then the Company may, by giving prior notice (such notice cannot be cancelled) as soon as practicable (but within 14 days after the date of acquisition of shares of common stock of the Company by way of such tender offer) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the redemption amount calculated by the method similar to that in the case of the redemption as set forth in Paragraph 2(4)(D) above (the minimum redemption amount shall be 100% of the face value of the Bonds, and the maximum redemption amount shall be 210% of the face value of the Bonds; provided, however, that if the redemption date falls within the period from July 21, 2022 to August 2, 2022, the redemption amount shall be 100% of the face value of the Bonds) on the redemption date designated in such notice (such redemption date shall be any day within the period from the fourteenth business day to the thirtieth business day in Tokyo from the date of such notice).

Notwithstanding the foregoing, if the Company or the Offeror announces in the tender offer registration statement or other documents that it will execute Restructuring after the date of acquisition of shares of common stock of the Company by way of such tender offer, the Company’s obligations of redemption as set forth in this Item (E) shall not apply. However, if the Restructuring is not executed within 60 days after such acquisition date, then the Company may, by giving prior notice within 14 days after the last day of such 60-day period to the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the redemption amount set out above on the redemption date designated in such notice (such redemption date shall be any day within the period from the fourteenth business day to the thirtieth business day in Tokyo from the date of such notice).

If the Company becomes obligated to redeem the Bonds pursuant to Item (D) above and this Item (E), the procedures set out in Item (D) above shall apply.

(F)	Early redemption due to squeeze-out

After amendment to the articles of incorporation by which shares of common stock of the Company are changed to class shares subject to wholly call, if the shareholders’ meeting of the Company adopts a resolution to acquire all shares of common stock of the Company for consideration, or the board of directors of the Company adopts a resolution to approve the demand by the special controlling shareholders of the Company to other shareholders of the Company to sell shares (in Attachment 1, the “Squeeze-out Event”), then the Company may, by giving prior notice as soon as practicable (but within 14 days after the effective date of such Squeeze-out Event) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the redemption amount calculated by the method similar to that in the case of the redemption as set forth in Paragraph 2(4)(D) above (the minimum redemption amount shall be 100% of the face value of the Bonds, and the maximum redemption amount shall be 210% of the face value of the Bonds; provided, however, that if the redemption date falls within the period from July 21, 2022 to August 2, 2022, the redemption amount shall be 100% of the face value of the Bonds) on the redemption date designated in such notice (such redemption date shall be any day within the period from the fourteenth business day to the thirtieth business day in Tokyo from the date of such notice that shall be before the date (in Attachment 1, the “Squeeze-out Effective Date”) on which the acquisition of shares of common stock of the Company in relation to such Squeeze-out Event becomes effective; provided, however, that if the Squeeze-out Effective Date is any day before the fourteenth business day in Tokyo from the date of such notice, such redemption date shall be moved forward to the day prior to such Squeeze-out Effective Date ).

(G)	Early redemption at the option of the Holders of Bonds with Stock Acquisition Rights

A Holder of Bonds with Stock Acquisition Rights shall have the right to request the Company to redeem early the Bonds held by such Holder of Bonds with Stock Acquisition Rights for 100% of the face value on August 3, 2020 (in Attachment 1, the “Early Redemption Date at the Option of the

Holders of Bonds with Stock Acquisition Rights”). In order to exercise such right, the Holder of Bonds with Stock Acquisition Rights shall be required to deposit the Certificates of Bonds with Stock Acquisition Rights held by such Holder of Bonds with Stock Acquisition Rights and a redemption notice in the designated form to the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below for the period of not less than 30 days nor more than 60 days prior to the Early Redemption Date at the Option of the Holders of Bonds with Stock Acquisition Rights. However, if the Company gives notice of early redemption as set forth in Paragraphs 2(4)(B) through 2(4)(F) above, and only if such notice is given before the Early Redemption Date at the Option of the Holders of Bonds with Stock Acquisition Rights, irrespective of whether such notice is given earlier or later than the notice as set forth in this Item (G), the provisions of early redemption as set forth in Paragraphs 2(4)(B) through 2(4)(F) above shall supersede the provisions of this Item (G).

(H)	Purchase and retirement

The Company may purchase the Bonds with Stock Acquisition Rights through the public market or by other methods, when necessary, and hold or resell them, or cancel the Bonds relating to the Bonds with Stock Acquisition Rights. In addition, the subsidiaries of the Company may purchase the Bonds with Stock Acquisition Rights through the public market or by other methods, when necessary, and hold or resell them, or deliver the Bonds with Stock Acquisition Rights to the Company in order to cancel the Bonds relating to the Bonds with Stock Acquisition Rights.

(I)	Acceleration

If any default or violation of the provisions of the Trust Deed or the Bonds, or other certain events set out in the terms and conditions of the Bonds with Stock Acquisition Rights occur, and if the Trustee gives to the Company notice of acceleration of the Bonds in accordance with the provisions of the terms and conditions of the Bonds with Stock Acquisition Rights, the Bonds of the Company become immediately due and payable and the Company shall be required to redeem all of the outstanding Bonds at 100% of the face value thereof, with accrued interest (if any) in accordance with the provisions of the terms and conditions of the Bonds with Stock Acquisition Rights.

(5)	Certificate of the Bonds with Stock Acquisition Rights

Certificates of the stock acquisition rights (in Attachment 1, the “Certificates of Bonds with Stock Acquisition Rights”) shall be issued in registered form with respect to the Bonds with Stock Acquisition Rights. It is impossible to demand that the Certificates of Bonds with Stock Acquisition Rights be in bearer form.

(6)	Security or guarantee of the Bonds

The Bonds shall be issued without security or guarantee.

(7)	Special provisions

(A)	Additional payment

If it is required to withdraw or deduct taxes or public charges that are or will be imposed on the payment in respect of the Bonds by the Japanese government or other Japanese authorities with the right of taxation under the laws, the Company shall pay additional amounts necessary for the payment amount after such withdrawal or deduction to be equal to the amount that would have been paid without such withdrawal or deduction, except for certain cases.

(B)	Negative pledge

As long as any Bonds with Stock Acquisition Rights exist, the Company and the Company’s Principal Subsidiaries (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights; the same applies hereinafter) shall not create any mortgage, pledge or other security interests on all or part of the current or future properties or assets of the Company or the Company’s Principal Subsidiaries for the benefit of the holders of the Foreign Bonds (as defined below) for the purpose of securing (i) the payment in respect of the Foreign Bonds, (ii) the payment under the guarantee relating to the Foreign Bonds, or (iii) the payment under the indemnification or other similar obligations relating to the Foreign Bonds, and shall not allow such security interests to survive; provided, however, that this provision shall not apply (a) if the same security as that attached to such Foreign Bonds, guarantee or indemnification or other similar obligations is to be attached to the Bonds with Stock Acquisition Rights at the same time in the form satisfactory to the Trustee or with approval by a special resolution of the meeting of the Holders of Bonds with Stock Acquisition Rights, or (b) if other securities or guarantees that the Trustee determines at its absolute discretion not to be significantly detrimental to the Holders of Bonds with Stock Acquisition Rights are attached to the Bonds with Stock Acquisition Rights at the same time, or other securities or guarantees that are approved by a special resolution of the meeting of the Holders of Bonds with Stock Acquisition Rights are to be attached to the Bonds with Stock Acquisition Rights at the same time.

In this Item (B), “Foreign Bonds” means corporate bonds, debentures, notes and other similar securities with maturity of over one year that are (i) securities paid in foreign currency or securities with rights to be paid in foreign currency, or securities denominated in Japanese yen a majority of total face value of which is initially offered outside of Japan by the Company or the Company’s Principal Subsidiaries, or with the approval of the Company or the Company’s Principal Subsidiaries, and (ii) securities which are, or are intended to be, quoted, listed or normally traded on financial instruments exchanges, over-the-counter markets or other similar markets outside of Japan.

(8)	Location of redemption

The payment shall be made at the office designated by the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below or the administrator of register as set forth in Paragraph 2(10) below.

(9)	Agency to receive payment and exercise request for stock acquisition rights relating to the Bonds with Stock Acquisition Rights

Sumitomo Mitsui Finance Dublin Limited

(Lead agency to receive payment and exercise request for stock acquisition rights)

(10)	Administrator of register relating to the Bonds with Stock Acquisition Rights

The Bank of New York Mellon (Luxembourg) S.A.

3.	Governing law

The laws of England

4.	Location of issuance

London, the United Kingdom

5.	Listing

The Bonds with Stock Acquisition Rights shall be listed on the Singapore Stock Exchange.

6.	Custodian relating to the Bonds with Stock Acquisition Rights

Sumitomo Mitsui Finance Dublin Limited

7.	Stabilizing transactions

Not applicable.

Attachment 2

Terms of Euro-Yen Denominated Convertible Bonds with

Stock Acquisition Rights due 2022 of MINEBEA MITSUMI Inc.

1.	Matters relating to the Stock Acquisition Rights

(1)	Total number of the stock acquisition rights attached to the Euro-Yen Denominated Convertible Bonds with Stock Acquisition Rights due 2022 of MINEBEA MITSUMI Inc. (in Attachment 2, the “Company”) (in Attachment 2, the “Bonds with Stock Acquisition Rights,” and the bonds of the Bonds with Stock Acquisition Rights are referred to as the “Bonds” and the stock acquisition rights of the Bonds with Stock Acquisition Rights are referred to as the “Stock Acquisition Rights”)

The number of the Stock Acquisition Rights attached to the Bonds shall be one unit in respect of the Bonds with a face value of 10 million yen, and the total number of such Stock Acquisition Rights shall be 2,000 units (or, if the number of stock acquisition rights attached to the Euro-Yen Denominated Convertible Bonds with Stock Acquisition Rights due 2022 of Mitsumi Electric Co., Ltd. (which means the Euro-Yen Denominated Convertible Bonds with Stock Acquisition Rights due 2022 issued by Mitsumi Electric Co., Ltd. pursuant to the trust deed (as amended; in Attachment 2, the “Trust Deed”) as of August 3, 2015 (London time) executed with BNY Mellon Corporate Trustee Services Limited (in Attachment 2, the “Trustee”) that are outstanding and held by any person other than Mitsumi Electric Co., Ltd. immediately before the share exchange (in Attachment 2, the “Share Exchange”) under the Share Exchange Agreement dated March 30, 2016 between Minebea Co., Ltd. and Mitsumi Electric Co. Ltd.; in Attachment 2, the “Bonds with Stock Acquisition Rights Before Transfer”) is less than 2,000, then such number) plus the number of units obtained by dividing the aggregate amount of face value of the bonds relating to the certificates of bonds with stock acquisition rights to be issued after obtaining appropriate verification and indemnification in the case of loss, theft or destruction of the Certificates of the Bonds with Stock Acquisition Rights as set forth in Paragraph 2(5) below by 10 million yen.

(2)	Class and number of shares to be issued upon exercise of the Stock Acquisition Rights

The class of shares to be issued upon exercise of the Stock Acquisition Rights shall be shares of common stock of the Company, and the number of shares of common stock of the Company that the Company shall issue upon exercise of the Stock Acquisition Rights shall be a number obtained by dividing the total face value of the Bonds subject to an exercise request by the conversion price set forth in Paragraph 1(3) below. Any fraction less than one share resulting from the exercise shall be rounded down, and no cash adjustments shall be made.

(3)	Details of assets to be contributed upon exercise of the Stock Acquisition Rights, and price thereof

(A)	Upon exercise of the Stock Acquisition Rights, the Bonds relating to such Stock Acquisition Rights shall be contributed, and the price of the Bonds shall be the same as the face value thereof.

(B)	The initial conversion price shall be equal to the amount obtained by dividing the conversion price of the Bonds with Stock Acquisition Rights Before Transfer which is effective immediately before the Share Transfer becomes effective by 0.59 (but, any fraction less than one yen shall be rounded up to the nearest whole yen).

(C)	If, after the issuance of the Bonds with Stock Acquisition Rights, the Company issues shares of its common stock or disposes of shares of its common stock held thereby at a paid-in amount lower than the market price of shares of common stock of the Company, the conversion price shall be adjusted by the following formula. In the following formula, the “number of shares outstanding” means the total number of issued shares of common stock of the Company excluding those held by the Company.

Conversion price after adjustment	=	Conversion price before adjustment	×	Number of shares outstanding	+	Number of shares issued or disposed	×	Paid-in amount per share
Market price
				Number of shares outstanding		+	Number of shares issued or disposed

In addition, in the case of stock split or consolidation of shares of common stock of the Company, distribution of certain dividend, or issuance of the stock acquisition rights (including those attached to bonds with stock acquisition rights) by which it is possible to request the issuance of shares of common stock of the Company at an amount lower than the market price of shares of common stock of the Company, or in the case of occurrence of other certain events, the conversion price shall be adjusted.

(4)	Matters relating to the stated capital and capital reserves to be increased upon issuance of shares upon exercise of the Stock Acquisition Rights

The amount of the stated capital to be increased upon issuance of shares upon exercise of the Stock Acquisition Rights shall be an amount obtained by multiplying the maximum amount of increase of stated capital, etc. calculated in accordance with the provisions of Article 17 of the Regulations on Corporate Accounts by 0.5, and any fraction less than one yen resulting from the calculation shall be rounded up to the nearest whole yen. The amount of the capital reserves to be increased shall be an amount obtained by deducting the amount of the stated capital to be increased from the maximum amount of increase of stated capital, etc.

(5)	Period during which the Stock Acquisition Rights may be exercised

The exercise period of the Stock Acquisition Rights shall be from the effective date of the Share Exchange to July 20, 2022 (local time of the location to submit exercise notice). However, (i) upon early redemption of the Bonds by the Company as set forth in Paragraphs 2(4)(B) through 2(4)(F) below, the exercise period shall end on the day that is three (3) business days in Tokyo prior to the redemption date (local time of the location to submit exercise notice) (excluding the Stock Acquisition Rights relating to the Bonds that are chosen not to be redeemed early pursuant to Paragraph 2(4)(C) below), (ii) upon early redemption at the option of by a holder of the Bonds with Stock Acquisition Rights (in Attachment 2, the “Holder of Bonds with Stock Acquisition Rights”) as set forth in Paragraph 2(4)(G) below, the exercise period shall end at the time of deposit of the redemption notice to the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below, (iii) upon retirement of the Bonds as set forth in Paragraph 2(4)(H) below, the exercise period shall end at the time of cancellation of the Bonds, and (iv) upon acceleration of the Bonds as set forth in Paragraph 2(4)(I) below, the exercise period shall end at the time of acceleration of the Bonds. In each case set out above, the Stock Acquisition Rights may not be exercised after July 20, 2022 (local time of the location to submit exercise notice).

However, if the Company reasonably determines that it is necessary for the Restructuring (as defined in Paragraph 2(4)(D) below) of the Company, the Stock Acquisition Rights may not be exercised during the period designated by the Company within a period of 30 days that ends within 14 days after the day immediately after the effective date of the Restructuring.

Notwithstanding the foregoing, if the calendar day in Japan (or, if such calendar day is not a business day in Tokyo, the immediately following business day in Tokyo) on which the exercise of the Stock Acquisition

Rights becomes effective falls within the period commencing on (and including) the day that is two (2) business days in Tokyo prior to the record date designated by the Company or other days (in Attachment 2, collectively with the record date designated by the Company, the “Shareholder Record Date”) designated in order to fix the shareholders in connection with Article 151, Paragraph 1 of the Act on Book Entry of Corporate Bonds and Shares (Act No. 75 of 2001) (or, if such Shareholder Record Date is not a business day in Tokyo, the day that is three (3) business days in Tokyo prior to such Shareholder Record Date) and ending on (and including) such Shareholder Record Date (or, if such Shareholder Record Date is not a business day in Tokyo, the business day in Tokyo immediately following such Shareholder Record Date), then the Stock Acquisition Rights may not be exercised. However, if any Japanese laws, regulations or practices are amended regarding the issuance of shares upon exercise of stock acquisition rights through the book-entry transfer system under the Act on Book Entry of Corporate Bonds and Shares, the Company may change the limitation on the period during which the Stock Acquisition Rights may be exercised pursuant to this paragraph to reflect such amendment. If the day other than the day designated by the Company in the articles of incorporation is set as the Shareholder Record Date, the Company shall give written notice to the Trustee and the Holders of Bonds with Stock Acquisition Rights of the period during which the Stock Acquisition Rights may not be exercised no later than the day that is three (3) business days in Tokyo prior to such Shareholder Record Date.

(6)	Other conditions of exercise of the Stock Acquisition Rights

(A)	Partial exercise of a Stock Acquisition Right is not permitted.

(B)	Until August 3, 2020 (exclusive), only in the following cases, a Holder of Bonds with Stock Acquisition Rights may exercise the Stock Acquisition Rights for the period from the first day of the immediately following quarter (or to March 17, 2017 with respect to the quarter commencing on January 1, 2017) to the last day of such immediately following quarter (or to August 2, 2020 with respect to the quarter commencing on July 1, 2020):

(a)	with respect to the quarter ending on December 31, 2016, only if, for the period of 20 consecutive Dealing Days (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights Before Transfer; the same applies in this Item (a)) ending on the last Dealing Day of such quarter, the closing price of shares of common stock of Mitsumi Electric Co., Ltd. exceeds 130% of the conversion price of the Bonds with Stock Acquisition Rights Before Transfer applicable on such last Dealing Day (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights);

(b)	with respect to the quarter ending on March 31, 2017, only if,

(i)	on each Dealing Day (for the avoidance of doubt, as defined in the terms and conditions of the Bonds with Stock Acquisition Rights; the same applies in this Item (b)(i)) for the period (in this Item (b), the “Transition Period”) from March 17, 2017 (inclusive) to March 31, 2017 (inclusive), the closing price of shares of common stock of the Company exceeds 130% of the conversion price of the Bonds with Stock Acquisition Rights applicable on the last Dealing Day of such quarter (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights), and

(ii)

on March 16, 2017, and with respect to the period before March 16, 2017, the consecutive Dealing Days (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights Before Transfer) which are 20 consecutive Dealing Days (before March 17, 2017, as defined in the terms and conditions of the Bonds with Stock Acquisition Rights Before Transfer, and with respect to the period commencing on or after March 17, 2017, as defined in the terms and conditions of the Bonds with Stock Acquisition Rights) together with the

Dealing Day or Days (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights) during the Transition Period, the closing price of shares of common stock of Mitsumi Electric Co., Ltd. exceeds 130% of the conversion price of the Bonds with Stock Acquisition Rights Before Transfer applicable on March 16, 2017 or the last Dealing Day (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights Before Transfer) before March 16, 2017 (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights), and

(c)	with respect to the quarter commencing on or after April 1, 2017, only if, for the period of 20 consecutive Dealing Days (for the avoidance of doubt, as defined in the terms and conditions of the Bonds with Stock Acquisition Rights; the same applies in this Item (c)) ending on the last Dealing Day of a certain quarter, the closing price of shares of common stock of the Company exceeds 130% of the conversion price applicable on such last Dealing Day (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights).

However, the conditions of exercise of the Stock Acquisition Rights as set forth in this Item (B) shall not apply to the following periods:

(a)	(i) the period in which the long-term issuer rating of the Company assigned by Japan Credit Rating Agency, Ltd. or its successor rating agency (in Attachment 2, “JCR”) is BBB- or below, (ii) the period in which JCR ceases to assign the long-term issuer rating of the Company, or (iii) the period in which the long-term issuer rating of the Company assigned by JCR is suspended or withdrawn;

(b)	the period after the day on which the Company gives notice of early redemption of the Bonds as set forth in Paragraphs 2(4)(B) through 2(4)(F) below (excluding the Stock Acquisition Rights relating to the Bonds that are elected not to be redeemed early pursuant to Paragraph 2(4)(C) below); and

(c)	in the case of the Restructuring by the Company, unless the Company prohibits the exercise of the Stock Acquisition Rights pursuant to Paragraph 1(5) above, the period commencing on the day on which the Company is obligated to give notice to the Holders of Bonds with Stock Acquisition Rights of such Restructuring in accordance with the terms and conditions of the Bonds with Stock Acquisition Rights and ending on the effective date of such Restructuring.

In this Item (B), “Dealing Day” means the day on which Tokyo Stock Exchange, Inc. is open, excluding the day on which the closing price is not announced.

(7)	Effect of exercise of the Stock Acquisition Rights

The request for exercise of the Stock Acquisition Rights shall be deemed to be made and the exercise of the Stock Acquisition Rights will become effective at 11:59 p.m. on the day (or, in Japan time, the immediately following calendar day) on which the Certificates of Bonds with Stock Acquisition Rights (as defined in Paragraph 2(5) below) and other documents necessary for exercise request are deposited to the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below and other conditions necessary for exercise request are satisfied.

(8)	Delivery of the stock acquisition rights by the Successor Company upon the Restructuring

(A)

In the case of the Restructuring, the Company shall make its best efforts to cause the Successor Company (as defined below) to succeed to the status of the Company as principal debtor of the Bonds with Stock Acquisition Rights and deliver new stock acquisition rights in place of the Stock

Acquisition Rights pursuant to the terms and conditions of the Bonds with Stock Acquisition Rights; provided, however, that such succession and delivery shall be performed on the condition that (i) it is possible to perform such succession and delivery under the Japanese laws and ordinances applicable at that time, (ii) the system for such succession and delivery has already been, or may be, established, and (iii) the Company or the Successor Company may perform such succession and delivery without expenses (including taxes) that are unreasonable (whether it is unreasonable will be determined by the Company) in the light of the entire Restructuring. In this case, the Company shall also make its best efforts to cause the Successor Company to be a listed company in Japan on the day on which such Restructuring is executed. If the Company delivers to the Trustee a certificate as set forth in Paragraph 2(4)(D)(d) below, the Company’s obligations to make efforts as set forth in this Item (A) shall not apply.

In Attachment 2, “Successor Company” means the counterparty to the Restructuring, which assumes the obligations of the Company relating to the Bonds with Stock Acquisition Rights and/or the Stock Acquisition Rights.

(B)	The terms of the stock acquisition rights of the Successor Company to be delivered in accordance with the provisions of Item (A) above shall be as follows:

(a)	Number of the stock acquisition rights

The number of the stock acquisition rights shall be the same number as that of the Stock Acquisition Rights relating to the Bonds with Stock Acquisition Rights outstanding immediately prior to the effective date of the Restructuring.

(b)	Class of shares to be issued upon exercise of the stock acquisition rights

The class of shares to be issued upon exercise of the stock acquisition rights shall be shares of common stock of the Successor Company.

(c)	Number of shares to be issued upon exercise of the stock acquisition rights

The number of shares to be issued upon exercise of the stock acquisition rights shall be determined by reference to the terms and conditions of the Bonds with Stock Acquisition Rights by taking into account the conditions of the Restructuring, and be otherwise subject to the following item (i) or (ii). The conversion price shall be adjusted in the same manner as set forth in Paragraph 1(3)(C) above.

(i)	In the case of merger, share exchange or share transfer, the conversion price shall be determined so that the holders of the stock acquisition rights of the Successor Company may, upon exercise of the stock acquisition rights of the Successor Company immediately after the effective date of the Restructuring, receive the number of shares of common stock of the Successor Company to be received upon such Restructuring by the holders of shares of common stock of the Company in the number of shares to be acquired upon exercise of the Stock Acquisition Rights immediately prior to the effective date of the Restructuring. If securities other than shares of common stock of the Successor Company or other assets are delivered upon the Restructuring, such holders may also receive the number of shares of common stock of the Successor Company equal to the number obtained by dividing the value of such securities or assets by the market price of shares of common stock of the Successor Company; and

(ii)

In the case of a Restructuring other than the above, the conversion price shall be determined so that the holders of the stock acquisition rights may, upon exercise of the stock acquisition rights of the Successor Company immediately after the effective date of such Restructuring, receive the economic benefits equivalent to those to be received by the Holders of Bonds with Stock Acquisition Rights upon exercise of the Stock Acquisition Rights immediately prior to the effective date of such Restructuring.

(d)	Details of assets to be contributed upon exercise of the stock acquisition rights, and price thereof

Upon exercise of the stock acquisition rights of the Successor Company, the succeeded Bonds shall be contributed, and the price of the Bonds shall be the same as the face value of the succeeded Bonds.

(e)	Period during which the stock acquisition rights may be exercised

The exercise period of the stock acquisition rights shall commence on the effective date of the Restructuring (or the day that is within 14 days after such effective date, as the case may be) and end on the expiration date of the exercise period of the Stock Acquisition Rights as set forth in Paragraph 1(5) above.

(f)	Other conditions of exercise of the stock acquisition rights

Partial exercise of a stock acquisition right of the Successor Company is not permitted. In addition, exercise of the stock acquisition rights of the Successor Company shall be subject to the same restrictions as those set forth in Paragraph 1(6)(B) above.

(g)	Matters relating to the stated capital and capital reserves to be increased upon issuance of shares upon exercise of the stock acquisition rights

The amount of the stated capital to be increased upon issuance of shares upon exercise of the stock acquisition rights of the Successor Company shall be an amount obtained by multiplying the maximum amount of increase of stated capital, etc. calculated in accordance with the provisions of Article 17 of the Regulations on Corporate Accounts by 0.5, and any fraction less than one yen resulting from the calculation shall be rounded up to the nearest whole yen. The amount of the capital reserves to be increased shall be an amount obtained by deducting the amount of the stated capital to be increased from the maximum amount of increase of stated capital, etc.

(h)	Execution of the Restructuring

Upon execution of the Restructuring of the Successor Company, the stock acquisition rights are treated in the same manner as the Stock Acquisition Rights.

(i)	Other matters

With respect to the number of shares of common stock of the Successor Company to be issued by the Successor Company upon exercise of the stock acquisition rights of the Successor Company, any fraction less than one share shall be rounded down, and no cash adjustments shall be made. It is impossible to transfer the stock acquisition rights of the Successor Company separately from the succeeded Bonds.

(C)	If the Company causes the Successor Company to assume or succeed to the obligations of the Company under the Bonds and the Trust Deed pursuant to the provisions of Paragraph 1(8)(A) above, the Company shall provide certain guarantees as set out in the terms and conditions of the Bonds with Stock Acquisition Rights, and otherwise comply with the terms and conditions of the Bonds with Stock Acquisition Rights.

2.	Matters relating to the Bonds

(1)	Total amount of the Bonds

The total amount of the Bonds shall be the sum of (i) the amount of 20 billion yen of the initial obligation of the bonds relating to the Bonds with Stock Acquisition Rights Before Transfer that has not been redeemed immediately before the Share Exchange becomes effective and (ii) the aggregate amount of face value of the bonds relating to the certificates of the bonds with stock acquisition rights to be issued after obtaining appropriate verification and indemnification in the case of loss, theft or destruction of the Certificates of the Bonds with Stock Acquisition Rights as set forth in Paragraph 2(5) below.

(2)	Face value of each Bond

The face value of each Bond shall be 10 million yen. If until the definitive certificates are issued, one global certificate representing the total amount of the Bonds with Stock Acquisition Rights is issued, the face value of the Bonds shall be the aggregate amount of face value of the Bonds relating to the Bonds with Stock Acquisition Rights represented by such global certificate.

(3)	Method and date of payment of interest

No interest shall accrue on the Bonds.

(4)	Method and date of redemption

(A)	Redemption at maturity

The Bonds shall be redeemed for 100% of the face value on August 3, 2022 (redemption due date).

(B)	Early redemption pursuant to clean-up provision

If, at any time before notice of early redemption as set forth in this Item (B) is given, the aggregate amount of face value of the outstanding Bonds is lower than 10% of the total face value of the Bonds at the time of issuance, the Company may redeem all (but not part) of the outstanding Bonds for 100% of the face value thereof by giving not less than 30 days nor more than 60 days prior notice (such notice cannot be cancelled) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights. However, if the Company is obligated to give notice of early redemption pursuant to Paragraph 2(4)(D) or 2(4)(F) below, or if any of the events as set forth in Paragraphs 2(4)(E)(i) through 2(4)(E)(iv) below occurs, the Company shall not thereafter give notice of early redemption pursuant to this Item (B).

(C)	Early redemption due to change in taxation system

If the Company causes the Trustee to understand that the Company is obligated to pay additional amounts as set forth in Paragraph 2(7)(A) below due to a change in taxation system in Japan or for other reasons and that the Company cannot avoid the obligations to pay such additional amounts even if it takes reasonable measures, the Company may redeem all (but not part) of the outstanding Bonds for 100% of the face value thereof by giving not less than 30 days nor more than 60 days prior notice (such notice cannot be cancelled) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights. However, the Company shall not give notice of early redemption before the day that is 90 days prior to the first day on which the Company becomes obligated to pay such additional amounts.

Notwithstanding the foregoing, if, at the time of such notice, the aggregate amount of face value of the outstanding Bonds is 10% or more of the total face value of the Bonds at the time of issuance, each

Holder of Bonds with Stock Acquisition Rights shall have the right to choose not to receive early redemption of the Bonds held by such Holder of Bonds with Stock Acquisition Rights by giving notice to the Company no later than 20 days prior to such redemption date. In this case, the Company shall not be obligated to pay additional amounts as set forth in Paragraph 2(7)(A) below with respect to the payment of such Bonds after such redemption date, and the payment of such Bonds after such redemption date shall be made after withholding or deduction of taxes and public charges as set forth in Paragraph 7(1) below.

However, if the Company is obligated to give notice of early redemption pursuant to Paragraph 2(4)(D) or 2(4)(F) below, or if any of the events as set forth in Paragraphs 2(4)(E)(i) through 2(4)(E)(iv) below occurs, the Company shall not thereafter give notice of early redemption pursuant to this Item (C).

(D)	Early redemption due to Restructuring

In the case of a Restructuring, and (a) if the Company is unable to take measures as set forth in Paragraph 1(8)(A) above under the Japanese laws and ordinances applicable at that time (by taking into account official or judicial interpretation of such laws and ordinances), (b) although the Company is able to take measures as set forth in Paragraph 1(8)(A) above under the laws, if the Company is unable to take such measures in spite of the Company’s best efforts, (c) if, in spite of the Company’s best efforts, shares of common stock of the Successor Company are not listed on any financial instruments exchanges in Japan upon the later of the day on which the shareholders’ meeting or the board of directors approves such Restructuring or the day that is 25 days prior to the effective date of such Restructuring, and the Successor Company has not obtained from any financial instruments exchanges or operating organizations of financial instruments markets in Japan any assurance that such listing will be conducted no later than the effective date of such Restructuring, or (d) if, on or before the day of approval of the shareholders’ meeting or the board of directors described above, the Company delivers to the Trustee a certificate of the Company’s representative director or duly authorized officers (in Attachment 2, the “Authorized Officers”) stating that the Company does not expect that the shares of common stock of the Successor Company will be, or will have been, listed on the financial instruments exchanges in Japan on the effective date of such Restructuring (with reasons therefor), then the Company may, by giving not less than 14 business days (in Tokyo) prior notice (such notice cannot be cancelled) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the following redemption amount on the redemption date designated in such notice (such redemption date shall be before the effective date of such Restructuring, in principle).

The redemption amount applicable to the redemption described above shall be calculated by a certain method as set out in the terms and conditions of the Bonds with Stock Acquisition Rights. The minimum redemption amount calculated by such method shall be 100% of the face value of the Bonds, and the maximum redemption amount shall be 210% of the face value of the Bonds (however, if the redemption date falls within the period from July 21, 2022 to August 2, 2022, the redemption amount shall be 100% of the face value of the Bonds).

“Restructuring” collectively means (a) the adoption by the shareholders’ meeting (or, if the resolution of the shareholders’ meeting is not necessary, the board of directors) of the Company of a resolution to approve (i) a merger between the Company and other companies (including consolidation-type merger and absorption-type merger, but excluding the case where the Company is a surviving company; the same applies hereinafter), (ii) an asset transfer (limited to sale or transfer of all or substantially all of the Company’s assets to other companies in which the Company’s obligations under the Bonds with Stock Acquisition Rights are to be assigned to such other companies in accordance with the terms thereof), (iii) a company split (including consolidation-type company split and absorption-type company split, but limited to the case where the Company’s obligations under the Bonds with Stock Acquisition Rights are to be assigned to the split company), or (iv) a share exchange or share transfer

(limited to the case where the Company becomes a wholly-owned subsidiary of other companies; the same applies hereinafter), and (b) the adoption by the shareholders’ meeting (or, if the resolution of the shareholders’ meeting is not necessary, the board of directors) of the Company of a resolution to approve other corporate restructuring procedures under Japanese laws by which the Company’s obligations under the Bonds and/or the Stock Acquisition Rights are to be assigned to other companies.

(E)	Early redemption due to delisting, etc.

If (i) a person (in Attachment 2, the “Offeror”) other than the Company conducts a tender offer for shares of common stock of the Company pursuant to the Financial Instruments and Exchange Act, (ii) the Company expresses an affirmative opinion on such tender offer pursuant to the Financial Instruments and Exchange Act, (iii) the Company or the Offeror announces or acknowledges in the tender offer registration statement or other documents that as a result of the acquisition of shares of common stock of the Company by way of such tender offer, shares of common stock of the Company may be delisted (unless the Company or the Offeror announces that the Company makes its best efforts to maintain the listing of shares of common stock of the Company after such acquisition), and (iv) the Offeror acquires shares of common stock of the Company by way of such tender offer, then the Company may, by giving prior notice (such notice cannot be cancelled) as soon as practicable (but within 14 days after the date of acquisition of shares of common stock of the Company by way of such tender offer) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the redemption amount calculated by the method similar to that in the case of the redemption as set forth in Paragraph 2(4)(D) above (the minimum redemption amount shall be 100% of the face value of the Bonds, and the maximum redemption amount shall be 210% of the face value of the Bonds; provided, however, that if the redemption date falls within the period from July 21, 2022 to August 2, 2022, the redemption amount shall be 100% of the face value of the Bonds) on the redemption date designated in such notice (such redemption date shall be any day within the period from the fourteenth business day to the thirtieth business day in Tokyo from the date of such notice).

Notwithstanding the foregoing, if the Company or the Offeror announces in the tender offer registration statement or other documents that it will execute Restructuring after the date of acquisition of shares of common stock of the Company by way of such tender offer, the Company’s obligations of redemption as set forth in this Item (E) shall not apply. However, if the Restructuring is not executed within 60 days after such acquisition date, then the Company may, by giving prior notice within 14 days after the last day of such 60-day period to the Holders of Bonds with Stock Acquisition Rights, redeem early all (but not part) of the outstanding Bonds in the redemption amount set out above on the redemption date designated in such notice (such redemption date shall be any day within the period from the fourteenth business day to the thirtieth business day in Tokyo from the date of such notice).

If the Company becomes obligated to redeem the Bonds pursuant to Item (D) above and this Item (E), the procedures set out in Item (D) above shall apply.

(F)	Early redemption due to squeeze-out

After amendment to the articles of incorporation by which shares of common stock of the Company are changed to class shares subject to wholly call, if the shareholders’ meeting of the Company adopts a resolution to acquire all shares of common stock of the Company for consideration, or the board of directors of the Company adopts a resolution to approve the demand by the special controlling shareholders of the Company to other shareholders of the Company to sell shares (in Attachment 2, the “Squeeze-out Event”), then the Company may, by giving prior notice as soon as practicable (but within 14 days after the effective date of such Squeeze-out Event) to the Trustee, the lead agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below (unless it is the same as the Trustee) and the Holders of Bonds with Stock Acquisition Rights, redeem early all

(but not part) of the outstanding Bonds in the redemption amount calculated by the method similar to that in the case of the redemption as set forth in Paragraph 2(4)(D) above (the minimum redemption amount shall be 100% of the face value of the Bonds, and the maximum redemption amount shall be 210% of the face value of the Bonds; provided, however, that if the redemption date falls within the period from July 21, 2022 to August 2, 2022, the redemption amount shall be 100% of the face value of the Bonds) on the redemption date designated in such notice (such redemption date shall be any day within the period from the fourteenth business day to the thirtieth business day in Tokyo from the date of such notice that shall be before the date (in Attachment 2, the “Squeeze-out Effective Date”) on which the acquisition of shares of common stock of the Company in relation to such Squeeze-out Event becomes effective; provided, however, that if the Squeeze-out Effective Date is any day before the fourteenth business day in Tokyo from the date of such notice, such redemption date shall be moved forward to the day prior to such Squeeze-out Effective Date ).

(G)	Early redemption at the option of the Holders of Bonds with Stock Acquisition Rights

A Holder of Bonds with Stock Acquisition Rights shall have the right to request the Company to redeem early the Bonds held by such Holder of Bonds with Stock Acquisition Rights for 100% of the face value on August 3, 2020 (in Attachment 2, the “Early Redemption Date at the Option of the Holders of Bonds with Stock Acquisition Rights”). In order to exercise such right, the Holder of Bonds with Stock Acquisition Rights shall be required to deposit the Certificates of Bonds with Stock Acquisition Rights held by such Holder of Bonds with Stock Acquisition Rights and a redemption notice in the designated form to the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below for the period of not less than 30 days nor more than 60 days prior to the Early Redemption Date at the Option of the Holders of Bonds with Stock Acquisition Rights. However, if the Company gives notice of early redemption as set forth in Paragraphs 2(4)(B) through 2(4)(F) above, and only if such notice is given before the Early Redemption Date at the Option of the Holders of Bonds with Stock Acquisition Rights, irrespective of whether such notice is given earlier or later than the notice as set forth in this Item (G), the provisions of early redemption as set forth in Paragraphs 2(4)(B) through 2(4)(F) above shall supersede the provisions of this Item (G).

(H)	Purchase and retirement

The Company may purchase the Bonds with Stock Acquisition Rights through the public market or by other methods, when necessary, and hold or resell them, or cancel the Bonds relating to the Bonds with Stock Acquisition Rights. In addition, the subsidiaries of the Company may purchase the Bonds with Stock Acquisition Rights through the public market or by other methods, when necessary, and hold or resell them, or deliver the Bonds with Stock Acquisition Rights to the Company in order to cancel the Bonds relating to the Bonds with Stock Acquisition Rights.

(I)	Acceleration

If any default or violation of the provisions of the Trust Deed or the Bonds, or other certain events set out in the terms and conditions of the Bonds with Stock Acquisition Rights occur, and if the Trustee gives to the Company notice of acceleration of the Bonds in accordance with the provisions of the terms and conditions of the Bonds with Stock Acquisition Rights, the Bonds of the Company become immediately due and payable and the Company shall be required to redeem all of the outstanding Bonds at 100% of the face value thereof, with accrued interest (if any) in accordance with the provisions of the terms and conditions of the Bonds with Stock Acquisition Rights.

(5)	Certificate of the Bonds with Stock Acquisition Rights

Certificates of the stock acquisition rights (in Attachment 2, the “Certificates of Bonds with Stock Acquisition Rights”) shall be issued in registered form with respect to the Bonds with Stock Acquisition Rights. It is impossible to demand that the Certificates of Bonds with Stock Acquisition Rights be in bearer form.

(6)	Security or guarantee of the Bonds

The Bonds shall be issued without security or guarantee.

(7)	Special provisions

(A)	Additional payment

If it is required to withdraw or deduct taxes or public charges that are or will be imposed on the payment in respect of the Bonds by the Japanese government or other Japanese authorities persons with the right of taxation under the laws, the Company shall pay additional amounts necessary for the payment amount after such withdrawal or deduction to be equal to the amount that would have been paid without such withdrawal or deduction, except for certain cases.

(B)	Negative pledge

As long as any Bonds with Stock Acquisition Rights exist, the Company and the Company’s Principal Subsidiaries (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights; the same applies hereinafter) shall not create any mortgage, pledge or other security interests on all or part of the current or future properties or assets of the Company or the Company’s Principal Subsidiaries for the benefit of the holders of the Foreign Bonds (as defined below) for the purpose of securing (i) the payment in respect of the Foreign Bonds, (ii) the payment under the guarantee relating to the Foreign Bonds, or (iii) the payment under the indemnification or other similar obligations relating to the Foreign Bonds, and shall not allow such security interests to survive; provided, however, that this provision shall not apply (a) if the same security as that attached to such Foreign Bonds, guarantee or indemnification or other similar obligations is to be attached to the Bonds with Stock Acquisition Rights at the same time in the form satisfactory to the Trustee or with approval by a special resolution of the meeting of the Holders of Bonds with Stock Acquisition Rights, or (b) if other securities or guarantees that the Trustee determines at its absolute discretion not to be significantly detrimental to the Holders of Bonds with Stock Acquisition Rights are attached to the Bonds with Stock Acquisition Rights at the same time, or other securities or guarantees that are approved by a special resolution of the meeting of the Holders of Bonds with Stock Acquisition Rights are to be attached to the Bonds with Stock Acquisition Rights at the same time.

In this Item (B), “Foreign Bonds” means corporate bonds, debentures, notes and other similar securities with maturity of over one year that are (i) securities paid in foreign currency or securities with rights to be paid in foreign currency, or securities denominated in Japanese yen a majority of total face value of which is initially offered outside of Japan by the Company or the Company’s Principal Subsidiaries, or with the approval of the Company or the Company’s Principal Subsidiaries, and (ii) securities which are, or are intended to be, quoted, listed or normally traded on financial instruments exchanges, over-the-counter markets or other similar markets outside of Japan.

(8)	Location of redemption

The payment shall be made at the office designated by the agency to receive payment and exercise request for stock acquisition rights as set forth in Paragraph 2(9) below or the administrator of register as set forth in Paragraph 2(10) below.

(9)	Agency to receive payment and exercise request for stock acquisition rights relating to the Bonds with Stock Acquisition Rights

Sumitomo Mitsui Finance Dublin Limited

(Lead agency to receive payment and exercise request for stock acquisition rights)

(10)	Administrator of register relating to the Bonds with Stock Acquisition Rights

The Bank of New York Mellon (Luxembourg) S.A.

3.	Governing law

The laws of England

4.	Location of issuance

London, the United Kingdom

5.	Listing

The Bonds with Stock Acquisition Rights shall be listed on the Singapore Stock Exchange.

6.	Custodian relating to the Bonds with Stock Acquisition Rights

Sumitomo Mitsui Finance Dublin Limited

7.	Stabilizing transactions

Not applicable.

8.	Allotment method

The Bonds shall be allotted to the holders of the outstanding Bonds with Stock Acquisition Rights Before Transfer held by any person other than Mitsumi Electric Co., Ltd. immediately before the Share Exchange becomes effective in the amount of bonds equal to that of the Bonds with Stock Acquisition Rights Before Transfer held by such holders.

Exhibit 2

MEMORANDUM OF UNDERSTANDING FOR

AMENDMENT TO

THE SHARE EXCHANGE AGREEMENT

Minebea Co., Ltd. (“Minebea”) and Mitsumi Electric Co., Ltd. (“Mitsumi”) enter into a memorandum of understanding (this “Memorandum”) on the Share Exchange Agreement (the “Agreement”) executed between Minebea and Mitsumi on March 30, 2016 as follows. The definitions of the terms used in this Memorandum shall be as set forth in the Agreement unless otherwise specified in this Memorandum.

Article 1	Change of the Effective Date

Pursuant to the proviso of Article 5 of the Agreement, Minebea and Mitsumi agree to change the Effective Date to January 27, 2017; provided, however, that if it is necessary for the progress of the procedures for the Share Exchange or for other reasons, Minebea and Mitsumi may change the date upon agreement through consultation.

Article 2	Amendment to Attachment 2 to the Agreement

Minebea and Mitsumi agree to make amendment to Paragraph 1(6)(B) of Attachment 2 to the Agreement as set forth in the Attachment hereto.

Article 3	Matters not provided for

Any matter not provided for in this Memorandum shall be governed as provided for in the Agreement.

IN WITNESS WHEREOF, both parties have caused this Memorandum to be signed and sealed in duplicate, and each party shall retain one original.

October 12, 2016

Minebea:	Yoshihisa Kainuma (seal)
Representative Director, President and Chief Executive Officer

Minebea Co., Ltd.
4106-73, Oaza Miyota, Miyota-machi,
Kitasaku-gun, Nagano

Mitsumi:	Shigeru Moribe (seal)
President and Representative Director

Mitsumi Electric Co., Ltd.
2-11-2, Tsurumaki, Tama-shi, Tokyo

Attachment

Paragraph 1(6)(B) of Attachment 2 to the Agreement shall be amended as set forth below:

“(B)	Until August 3, 2020 (exclusive), only in the following cases, a Holder of Bonds with Stock Acquisition Rights may exercise the Stock Acquisition Rights for the period from the first day of the immediately following quarter (or to January 27, 2017 (or any date separately agreed upon by Minebea and Mitsumi) with respect to the quarter commencing on January 1, 2017) to the last day of such immediately following quarter (or to August 2, 2020 with respect to the quarter commencing on July 1, 2020):

(a)	with respect to the quarter ending on December 31, 2016, only if, for the period of 20 consecutive Dealing Days (as defined in the terms and conditions of the Bonds with Stock Acquisition Rights Before Transfer; the same applies in this Item (a)) ending on the last Dealing Day of such quarter, the closing price of shares of common stock of Mitsumi Electric Co., Ltd. exceeds 130% of the conversion price of the Bonds with Stock Acquisition Rights Before Transfer applicable on such last Dealing Day (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights); and

(b)	with respect to the quarter commencing on or after January 1, 2017, only if, for the period of 20 consecutive Dealing Days (for the avoidance of doubt, as defined in the terms and conditions of the Bonds with Stock Acquisition Rights; the same applies in this Item (b)) ending on the last Dealing Day of a certain quarter, the closing price of shares of common stock of the Company exceeds 130% of the conversion price applicable on such last Dealing Day (such case to be determined by the lead agency to receive payment and exercise requests for stock acquisition rights, and such determination to be notified to the Holders of Bonds with Stock Acquisition Rights).

However, the conditions of exercise of the Stock Acquisition Rights as set forth in this Item (B) shall not apply to the following periods:

(a)	(i) the period in which the long-term issuer rating of the Company assigned by Japan Credit Rating Agency, Ltd. or its successor rating agency (in Attachment 2, “JCR”) is BBB- or below, (ii) the period in which JCR ceases to assign the long-term issuer rating of the Company, or (iii) the period in which the long-term issuer rating of the Company assigned by JCR is suspended or withdrawn;

(b)	the period after the day on which the Company gives notice of early redemption of the Bonds as set forth in Paragraphs 2(4)(B) through 2(4)(F) below (excluding the Stock Acquisition Rights relating to the Bonds that are elected not to be redeemed early pursuant to Paragraph 2(4)(C) below); and

(c)	in the case of the Restructuring by the Company, unless the Company prohibits the exercise of the Stock Acquisition Rights pursuant to Paragraph 1(5) above, the period commencing on the day on which the Company is obligated to give notice to the Holders of Bonds with Stock Acquisition Rights of such Restructuring in accordance with the terms and conditions of the Bonds with Stock Acquisition Rights and ending on the effective date of such Restructuring.

In this Item (B), “Dealing Day” means the day on which Tokyo Stock Exchange, Inc. is open, excluding the day on which the closing price is not announced. ”

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